Exhibit 99.1

AMERISTAR CASINOS, INC.

Solicitation of Consents to the Proposed Waivers and Amendments to the Indenture

Relating to 7.50% Senior Notes due 2021

(CUSIP Nos. 03070QAN1 and 03070QAP6)

Ameristar Casinos, Inc., a Nevada corporation (the “Company”), hereby solicits (the “Consent Solicitation”) consents (“Consents”) from each Holder (as defined below) of the Company’s 7.50% Senior Notes due 2021 (the “Notes”), upon the terms and subject to the conditions set forth in this Consent Solicitation Statement (as the same may be amended or supplemented from time to time, this “Consent Solicitation Statement”) and in the accompanying Consent Letter (the “Consent Letter”), to certain proposed waivers (the “Proposed Waivers”) of and proposed amendments (the “Proposed Amendments” together with the Proposed Waivers, the “Proposed Waivers and Amendments”) to certain provisions of the Indenture, dated as of April 14, 2011, as supplemented by the Supplemental Indenture dated as of February 23, 2012, the Second Supplemental Indenture dated as of April 26, 2012, and the Third Supplemental Indenture dated as of July 18, 2012 (as supplemented, the “Indenture”), among the Company, the guarantors named therein (the “Guarantors”) and Wilmington Trust, National Association (as successor by merger to Wilmington Trust, FSB), as trustee (the “Trustee”), under which the Notes were issued. All capitalized terms used herein but not defined in this Consent Solicitation Statement shall, unless the context otherwise requires, have the meaning ascribed to them in the Indenture.

The Consent Solicitation will expire at 5:00 p.m., New York City time, on March 22, 2013 (such date and time, as may be extended from time to time by the Company, the “Expiration Time”). The Company may, subject to the approval of Parent (as defined below), terminate, extend or amend the Consent Solicitation at any time. In the event that the Consent Conditions (as defined under the caption “Summary—Eligibility to Receive Consent Fee”) are satisfied, including the receipt of the Requisite Consents (as defined below) on or prior to the Expiration Time, Parent will provide the funds and cause the Company to pay to the Paying Agent (as defined below), on behalf of Holders who delivered valid and unrevoked Consents to the Proposed Waivers and Amendments prior to the Expiration Time, an aggregate cash payment equal to $10 per $1,000 principal amount of Notes for which Consents are validly delivered and unrevoked (the “Consent Fee”), 50% of which will be payable by or on behalf of the Company on the Initial Payment Date (as defined below) (the “Initial Payment”) and the remaining 50% of which will be payable by or on behalf of the Company on the Final Payment Date (as defined below), if any (the “Final Payment”). See “The Consent Solicitation—Consent Fees.”

On December 20, 2012, the Company entered into an Agreement and Plan of Merger with Pinnacle Entertainment, Inc., a Delaware corporation (“Parent”), PNK Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“HoldCo”), and PNK Development 32, Inc., a Nevada corporation and wholly-owned subsidiary of HoldCo (“Merger Sub”), as amended pursuant to the First Amendment to Agreement and Plan of Merger dated as of February 1, 2013, as further amended pursuant to the Second Amendment to Agreement and Plan of Merger dated as of March 14, 2013 (as amended, the “Merger Agreement”), providing for the merger of Merger Sub with and into the Company (the “Planned Merger”) or, at the election of Parent if the receipt of the Requisite Consents to approve the Proposed Waivers and Amendments are received, the merger of HoldCo with and into the Company, with the Company as the surviving corporation (the “Alternative Merger,” and both the Planned Merger and Alternative Merger are hereinafter referred to collectively as the “Merger”). If the Requisite Consents are received and Parent elects at its option to proceed with the Alternative Merger, immediately or as promptly as practicable after consummation of the Alternative Merger, the Company will be merged with and into Parent, with Parent as the surviving corporation (the “Post-Effective Merger”) and Parent will expressly assume (and certain subsidiaries of Parent will guarantee), by a separate supplement to the Indenture (the “Assumption and Guarantee”), the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and the Indenture on the part of the Company to be performed and observed, all in accordance with the provisions of Section 4.17 and Article 5 of the Indenture. The Company is making this Consent Solicitation at the request and expense of Parent pursuant to the Merger Agreement.

The Solicitation Agents for the Consent Solicitation are:

J.P. Morgan	Goldman, Sachs & Co.

Barclays	BofA Merrill Lynch	Credit Agricole CIB	Deutsche Bank Securities

UBS Investment Bank	Wells Fargo Securities

March 18, 2013

If the Requisite Consents to the Proposed Waivers and Amendments are not obtained or if Parent elects to proceed with the Merger under the Planned Merger structure notwithstanding the receipt of such Requisite Consents, and the Merger is consummated under the Planned Merger structure, then the Company and its subsidiaries will be designated as unrestricted subsidiaries of Parent for purposes of the indentures governing Parent’s 8.625% Senior Notes due 2017, 8.75% Senior Subordinated Notes due 2020 and 7.75% Senior Subordinated Notes due 2022 (each, a “Parent Indenture” and, collectively, the “Parent Indentures”) and for purposes of Parent’s credit facilities and the Notes and other indebtedness of the Company and its subsidiaries will constitute non-recourse indebtedness to Parent and its other subsidiaries. Consequently, subject to limited exceptions, it will be difficult for Parent and its other subsidiaries to provide any credit support to the Company and its subsidiaries or guarantees of the Notes or any other indebtedness of the Company and its subsidiaries following the Planned Merger. As a result, from and after the closing of the Planned Merger, the businesses of the Company and its subsidiaries, on the one hand, and Parent and its subsidiaries, on the other hand, will be treated as separate credits for financing and satisfaction of covenant purposes, even though they will be consolidated for financial reporting purposes. In addition, Parent’s ability to make equity contributions or loans to the Company and its subsidiaries will be restricted. See “Solicitation Considerations” beginning on page 34 for a further discussion of the factors to consider before deciding whether to provide a Consent to the Proposed Waivers and Amendments.

The Alternative Merger structure, among other things, is anticipated to provide for a single and more simplified capital structure and provide Holders with an obligor with greater scale and diversification, and is anticipated to provide the combined company with improved operational flexibility and greater realization of potential synergy opportunities than under the Planned Merger structure. To proceed with the Alternative Merger structure, the Company, at the request and expense of Parent pursuant to the Merger Agreement, is seeking the Consents of each Holder to the following Proposed Waivers and Proposed Amendments:

Proposed Waivers

•	waive the requirement under the Indenture for the Company or Parent to make a Change of Control Offer in connection with the Alternative Merger, the Planned Merger or the Post-Effective Merger; and

•

waive compliance with any covenant (other than with respect to the due and punctual payment of the principal of, and premium, if any, and interest on the Notes) that would be violated as a result of the consummation of the Alternative Merger, the Post-Effective Merger and the other Transactions (as defined in “Summary – Proposed Waivers and Amendments”); provided that, immediately after giving effect to the consummation of all of the Alternative Merger, the Post-Effective Merger and the other Transactions, the Consolidated Coverage Ratio of Parent (as the successor to the Company under the Indenture after the Post-Effective Merger and the Assumption and Guarantee) would not be less than 2.00:1.00.

Proposed Amendments

•

amend Section 4.07 of the Indenture to permit any Restricted Payments made or deemed to be made in connection with the Alternative Merger, the Post-Effective Merger and the other Transactions, including any payments made and indebtedness and guarantees incurred by the Company, the Guarantors and any of the Restricted Subsidiaries; provided that, immediately after giving effect to the consummation of all of the Alternative Merger, the Post-Effective Merger and the other Transactions, the Consolidated Coverage Ratio of Parent (as the successor to the Company under the Indenture after the Post-Effective Merger and the Assumption and Guarantee) would not be less than 2.00:1.00;

•

amend Section 4.07 of the Indenture to permit, effective only during the transitory period from the effective time of the Alternative Merger until the effective time of the Post-Effective Merger and the execution and delivery of the Assumption and Guarantee, the Company and its Restricted Subsidiaries to (i) pay dividends or make any other distribution on their respective shares of Capital Stock, (ii) make loans or advances to or pay any Indebtedness or other obligations owed to Parent or to any restricted subsidiary of Parent, and (iii) transfer any of its property or assets to Parent or any restricted subsidiary of Parent, so that Section 4.07 of the Indenture would not be deemed an impermissible “Payment Restriction” (as defined in the Parent Indentures) under each of the Parent Indentures during such transitory period;

•

amend Sections 4.09 of the Indenture to limit the reduction in the amount of Permitted Indebtedness that may be incurred under the Credit Facilities resulting from the repayment of Indebtedness under such facility with the Net Cash Proceeds of any Asset Sale completed to satisfy regulatory requirements in respect of either Merger or the Post-Effective Merger; and

•	amend Section 11.04 of the Indenture to permit a successor to any Guarantor to be a corporation, limited liability company, partnership or trust (rather than a corporation only).

See “Purposes and Effects of the Proposed Waivers and Amendments” for a more detailed description of the Proposed Waivers and Amendments.

The effectiveness of the Proposed Waivers and Amendments is not a condition to consummation of the Planned Merger structure; however, the Alternative Merger structure may not proceed without obtaining the Requisite Consents to each of the amendments to Section 4.07 described above (collectively, the “Section 4.07 Amendments”). Upon delivery of a Consent by a Holder in accordance with the terms and conditions set forth herein, such Holder will be deemed to have delivered a Consent to all (and not only some) of the Proposed Waivers and all (and not only some) of the Proposed Amendments.

If the Holders of at least a majority in aggregate principal amount of the outstanding Notes (other than Notes held by the Company, any Guarantor, or any affiliates thereof) deliver valid and unrevoked Consents to the Proposed Waivers and Amendments (the “Requisite Consents”), the Company and Guarantors will execute, and will request that the Trustee execute pursuant to the terms of the Indenture, a supplemental indenture (the “Supplemental Indenture”) effecting the Proposed Waivers and Amendments. The Supplemental Indenture will be effective immediately upon execution (the “Consent Time”), and the Proposed Waivers will become operative immediately at the Consent Time. The Proposed Amendments will become operative, if at all, immediately prior to the effective time of the Alternative Merger or the Planned Merger, except that the Section 4.07 Amendments only will become operative immediately prior to the effective time of the Alternative Merger, but not if the Planned Merger is consummated.

The Consent Fee will be paid in its component parts consisting of the Initial Payment and the Final Payment to those Holders of Notes for which a Consent is validly delivered prior to the Expiration Time and not validly revoked prior to the Consent Time. Subject to satisfaction of the Consent Conditions, the Initial Payment, being equal to 50% of the Consent Fee, will be payable by or on behalf of the Company promptly after the Expiration Time (the “Initial Payment Date”), and the Final Payment, being equal to the remaining 50% of the Consent Fee, will be payable by or on behalf of the Company promptly after the date of the consummation of the Merger, if at all (the “Final Payment Date”).

This Consent Solicitation is being made to all persons in whose name a Note was registered at 5:00 p.m., New York City time, on March 15, 2013 (the “Record Date”). As of the Record Date, Cede & Co., as nominee for The Depository Trust Company (“DTC”) is the sole holder of record of the Notes. DTC will issue an “omnibus proxy” authorizing participants in DTC (“DTC Participants” and, together with all other registered holders of Notes as of the Record Date, if any, the “Holders”) as of the Record Date to execute a Consent on behalf of Cede & Co. Holders (including DTC Participants acting under the omnibus proxy) must complete, sign, date and deliver by mail or facsimile to the Information and Tabulation Agent at the address or number set forth on the back cover of this Consent Solicitation Statement (and not validly revoke) valid Consents on or before the Expiration Time in order to receive the Consent Fee. A beneficial owner of an interest in Notes held through a DTC Participant must properly instruct such DTC Participant to cause a Consent to be given in respect of such Notes on such beneficial owner’s behalf. See “The Consent Solicitation—Consent Procedures” for more information.

This Consent Solicitation Statement does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities. This Consent Solicitation Statement describes the Proposed Waivers and Amendments and the procedures for delivering and revoking Consents. Please read it carefully.

None of the Company, Parent, the Trustee, the Solicitation Agents or the Information and Tabulation Agent makes any recommendation as to whether or not Holders should provide Consents to the Proposed Waivers and Amendments.

Under no circumstances should any Holder tender or deliver Notes.

i

Holders residing outside the United States who wish to deliver a Consent must satisfy themselves as to their full observance of the laws of the relevant jurisdiction in connection therewith. If the Company becomes aware of any state or foreign jurisdiction where the making of the Consent Solicitation is prohibited, the Company will make a good faith effort to comply with the requirements of any such state or foreign jurisdiction. If, after such effort, the Company cannot comply with the requirements of any such state or foreign jurisdiction, the Consent Solicitation will not be made to (and Consents will not be accepted from or on behalf of) Holders in such state or foreign jurisdiction.

The Consent Solicitation is not being made to, and Consents are not being solicited from, Holders in any jurisdiction in which it is unlawful to make such solicitation or grant such Consent.

No person has been authorized to give any information or make any representations other than those contained or incorporated by reference in this Consent Solicitation Statement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. The delivery of this Consent Solicitation Statement shall not under any circumstances create any implication that the information set forth herein is correct as of any time subsequent to the date hereof or that there has been no change in the information set forth herein or in the affairs of the Company since the date of this Consent Solicitation Statement. All information contained in this Consent Solicitation regarding Parent and its subsidiaries has been provided by Parent and not by the Company or any of its subsidiaries.

IMPORTANT INFORMATION

Holders who wish to deliver a Consent should complete, sign and date the Consent Letter included herewith (or a facsimile thereof) in accordance with the instructions therein, have its signature thereon guaranteed, if required, and mail or deliver it and any other required documents to the Information and Tabulation Agent at its address set forth on the back cover hereof for receipt at or prior to the Expiration Time.

The Company and the Guarantors anticipate executing (and requesting the Trustee to execute pursuant to the Indenture) the Supplemental Indenture promptly after receipt of the Requisite Consents. Any beneficial owner of Notes who desires to deliver a Consent with respect to such Notes but who is not a registered Holder of such Notes as of the Record Date or a DTC Participant acting under the omnibus proxy (including any beneficial owner holding through a broker, dealer, commercial bank, trust company or other nominee) must arrange with the person who is such a registered Holder to execute and deliver a Consent on behalf of such beneficial owner.

Any questions or requests for assistance or for additional copies of this Consent Solicitation Statement, the Consent Letter or related documents may be directed to the Information and Tabulation Agent at its address and telephone number set forth on the back cover hereof. A Holder may also contact the Solicitation Agents at their telephone numbers set forth on the back cover hereof or such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

Consent Letters should be sent to the Information and Tabulation Agent at the address set forth on the back cover of this Consent Solicitation Statement and on the Consent Letter in accordance with the instructions set forth therein.

Holders of Notes should not deliver Consents to the Company, the Trustee or the Solicitation Agents at any time.

Under no circumstances should any Holder tender or deliver Notes.

Neither this Consent Solicitation Statement nor the Consent Letter nor any related documents have been approved or reviewed by the Securities and Exchange Commission (the “SEC”) , the Colorado Limited Gaming Control Commission, the Louisiana Gaming Control Board, the Indiana Gaming Commission, the Iowa Racing and Gaming Commission, the Mississippi Gaming Commission, the Missouri Gaming Commission, the Nevada Gaming Commission, the Nevada State Gaming Control Board, or any federal or state securities commission or regulatory authority of any country. No authority has passed upon the accuracy or adequacy of this Consent Solicitation Statement or any related documents, and it is unlawful and may be a criminal offense to make any representation to the contrary.

ii

SUMMARY

This Consent Solicitation Statement contains important information that should be read carefully before any decision is made with respect to the Consent Solicitation. The following summary is provided solely for the convenience of the Holders. This summary is not intended to be complete. Holders are urged to read the more detailed information set forth elsewhere in this Consent Solicitation Statement. The form of the Supplemental Indenture (which may be modified or supplemented prior to the execution thereof in a manner that would not require additional consents under the Indenture) to implement the Proposed Waivers and Amendments contemplated hereby is attached hereto as Annex I.

Issuer	Ameristar Casinos, Inc.

The Notes	7.50% Senior Notes due 2021 (CUSIP Nos. 03070QAN1 and 03070QAP6), of which $1.040 billion in aggregate principal amount is outstanding as of the date hereof.

Proposed Waivers and Amendments

To proceed with the Alternative Merger, which among other things, is anticipated to provide for a single and more simplified capital structure and provide Holders with an obligor with greater scale and diversification, and is expected to provide the combined company with improved operational flexibility and greater realization of potential synergy opportunities than under the Planned Merger structure, the Company, at the request and expense of Parent pursuant to the Merger Agreement, is seeking the Consents of each Holder to the following Proposed Waivers and Proposed Amendments:

Proposed Waivers

•        waive the requirement under the Indenture for the Company or Parent to make a Change of Control Offer in connection with the Alternative Merger, the Planned Merger or the Post-Effective Merger; and

•        waive compliance with any covenant (other than with respect to the due and punctual payment of the principal of, and premium, if any, and interest on the Notes) that would be violated as a result of the consummation of the Alternative Merger, the Post-Effective Merger and the other transactions contemplated by the Merger Agreement or otherwise required to effect the Alternative Merger and the Post-Effective Merger, including any covenant that would be violated by (i) the payment of the Merger consideration payable to the Company’s stockholders pursuant to the Merger Agreement, including any funds supplied by the Company or any Restricted Subsidiary for this purpose; (ii) the incurrence of indebtedness and/or guarantees of indebtedness incurred by Parent or any of Parent’s restricted subsidiaries (including the Company and any of its Restricted Subsidiaries) necessary or used to fund the consideration payable to the Company’s stockholders in connection with the Alternative Merger, and the grant of any lien securing such indebtedness and guarantees; (iii) the guarantees of Parent’s outstanding indebtedness by the Restricted Subsidiaries immediately following the Post-Effective Merger; and (iv) the payment of fees and expenses in connection with any of the foregoing (collectively, the “Transactions”); provided that, immediately after giving effect to the consummation of all of the Alternative Merger, the Post-Effective Merger and the other Transactions, the Consolidated Coverage Ratio of Parent (as the successor to the Company under the Indenture after the Post-Effective Merger and the Assumption and Guarantee) would not be less than 2.00:1.00.

Proposed Waivers and Amendments (continued)

It is estimated that the Consolidated Coverage Ratio of Parent (as the successor to the Company under the Indenture after the Post-Effective Merger and the Assumption and Guarantee) as of December 31, 2012, after giving effect to the Alternative Merger and Post-Effective Merger, would not have been less than 2.00:1.00, and the Consolidated Coverage Ratio of the Company as of December 31, 2012, after giving effect to the Planned Merger, would not have been less than 2.00:1.00. Generally, the Consolidated Coverage Ratio (as defined in the Indenture), on any determination date, is equal to the ratio of (i) Consolidated EBITDA (as defined in the Indenture) for the period of four consecutive fiscal quarters most recently ended prior to such date for which internal financial reports are available to (ii) Consolidated Interest Expense (as defined in the Indenture) during such period.

Proposed Amendments

•        amend Section 4.07 of the Indenture to permit any Restricted Payments made or deemed to be made in connection with the Alternative Merger, the Post-Effective Merger and the other Transactions, including any payments made and indebtedness and guarantees incurred by the Company, the Guarantors and any of the Restricted Subsidiaries; provided that, immediately after giving effect to the consummation of all of the Alternative Merger, the Post-Effective Merger and the other Transactions, the Consolidated Coverage Ratio of Parent (as the successor to the Company under the Indenture after the Post-Effective Merger and the Assumption and Guarantee) would not be less than 2.00:1.00;

•        amend Section 4.07 of the Indenture to permit, effective only during the transitory period from the effective time of the Alternative Merger until the effective time of the Post-Effective Merger and the execution and delivery of the Assumption and Guarantee, the Company and its Restricted Subsidiaries to (i) pay dividends or make any other distribution on their respective shares of Capital Stock, (ii) make loans or advances to or pay any Indebtedness or other obligations owed to Parent or to any restricted subsidiary of Parent, and (iii) transfer any of its property or assets to Parent or any restricted subsidiary of Parent, so that Section 4.07 of the Indenture would not be deemed an impermissible “Payment Restriction” (as defined in the Parent Indentures) under each of the Parent Indentures during such transitory period;

•        amend Section 4.09 of the Indenture to limit the reduction in the amount of Permitted Indebtedness that may be incurred under the Credit Facilities resulting from the repayment of Indebtedness under such facility with the Net Cash Proceeds of any Asset Sale completed to satisfy regulatory requirements in respect of either Merger or the Post-Effective Merger; and

•        amend Section 11.04 of the Indenture to permit a successor to any Guarantor to be a corporation, limited liability company, partnership or trust (rather than a corporation only).

Upon delivery of a Consent by a Holder in accordance with the terms and conditions set forth herein, such Holder will be deemed to have delivered a Consent to all (and not only some) of the Proposed Waivers and all (and not only some) of the Proposed Amendments.

Consent Solicitation Considerations	For a discussion of certain factors to consider before deciding whether to Consent, including certain implications with proceeding under the Planned Merger in lieu of the Alternative Merger if the Requisite Consents are not obtained, please see the section entitled “Solicitation Considerations” beginning on page 34.

Pro Forma Financial Information	Please see the section entitled “Pro Forma Financial Information” beginning on page 20 for certain financial information on the pro forma effects of the Planned Merger and the Alternative Merger.

Requisite Consents	Holders must validly deliver (and not validly revoke) Consents in respect of a majority in aggregate principal amount of all outstanding Notes (other than Notes held by the Company, any Guarantor, or any affiliates thereof) voting as a single class to approve the Proposed Waivers and Amendments.

Record Date	March 15, 2013

Consent Fee

A cash payment equal to $10 per $1,000 principal amount of Notes for which a Holder validly delivers and does not revoke Consents to the Proposed Waivers and Amendments. No accrued interest will be paid on the Consent Fee.

The Consent Fee will be paid in its component parts consisting of the Initial Payment and the Final Payment. Subject to satisfaction of the Consent Conditions, the Initial Payment, being equal to 50% of the Consent Fee, will be payable by or on behalf of the Company promptly after the Expiration Time and the Final Payment, being equal to the remaining 50% of the Consent Fee, will be payable by or on behalf of the Company promptly after the date of the consummation of the Merger, if at all. See “The Consent Solicitation—Consent Fees.”

Eligibility to Receive Consent Fee; Consent Conditions

The Company’s obligation to accept and pay any portion of the Consent Fee for valid and unrevoked Consents to the Proposed Waivers and Amendments is subject to and conditioned upon the following (collectively, the “Consent Conditions”):

(i) the receipt of the Requisite Consents on or prior to the Expiration Time;

(ii) the Supplemental Indenture being executed and becoming effective;

(iii) the absence of any law or regulation, and the absence of any injunction or action or other proceeding (pending or threatened), that (in the case of any action or proceeding if adversely determined) would make unlawful or invalid or enjoin the implementation of any of Proposed Waivers and Amendments, or the payment of the Consent Fee or that would question the legality or validity thereof; and

(iv) with respect to the Final Payment only, the consummation of the Merger.

Consent Time	The Supplemental Indenture will become effective upon its execution at the Consent Time. The Company and Guarantors intend to execute (and will request that the Trustee execute pursuant to the Indenture) the Supplemental Indenture promptly following the receipt of the Requisite Consents.

Operative Time	The Proposed Waivers will become operative immediately upon execution of the Supplemental Indenture at the Consent Time. The Proposed Amendments will become operative immediately prior to the effective time of the Alternative Merger or the Planned Merger, except that the Section 4.07 Amendments only will become operative immediately prior to the effective time of the Alternative Merger, but not if the Planned Merger is consummated.

Operative Time (continued)

The Company will give the Trustee prompt written notice of the occurrence of the effective time of the Planned Merger or the Alternative Merger, or the termination of the Merger Agreement prior to the consummation of either Merger.

Parent may elect to proceed with the Planned Merger structure notwithstanding the receipt of the Requisite Consents. If the Trustee receives written notice from the Company of consummation of the Merger under the Planned Merger structure, the Section 4.07 Amendments will not become operative and will have no force and effect whatsoever without the need for further action under the Indenture. In such event, the Final Payment will be paid promptly following the consummation of the Planned Merger.

Expiration Time

The Consent Solicitation will expire at 5:00 p.m., New York City time, on March 22, 2013, unless earlier terminated or extended. The Company reserves the right (subject to the approval of Parent) to:

•        extend the Expiration Time, from time to time, until the Requisite Consents to the Proposed Waivers and Amendments have been obtained;

•        waive in whole or in part any conditions to the Consent Solicitation or any defects or irregularities in any Consent Letter or other Consent documents;

•        terminate the Consent Solicitation at any time, whether or not the Requisite Consents have been received; and

•        amend the Consent Solicitation at any time, whether or not the Requisite Consents have been received.

Procedure for Delivery of Consents	Consents must be delivered by mail or facsimile to the Information and Tabulation Agent at the address or number set forth on the back cover of this Consent Solicitation Statement on or before the Expiration Time. DTC will issue an “omnibus proxy” authorizing the DTC Participants as of the Record Date to execute Consents. A beneficial owner of an interest in Notes held in an account of a DTC Participant who wishes to deliver a Consent must properly instruct such DTC Participant to cause a Consent to be given in respect of such Notes on such beneficial owner’s behalf. See “The Consent Solicitation—Consent Procedures.”

Revocation of Consents

Consents may be revoked at any time by Holders prior to the execution of the Supplemental Indenture at the Consent Time. The Company and the Guarantors anticipate executing (and requesting the Trustee to execute pursuant to the Indenture) the Supplemental Indenture promptly after receipt of the Requisite Consents. Holders should note that the Consent Time may occur prior to the Expiration Time and Holders will not be given prior notice of such Consent Time. A Consent becomes irrevocable upon execution of the Supplemental Indenture at the Consent Time, regardless of whether the Consent Time occurs prior to or after the Expiration Time.

See “The Consent Solicitation—Revocation of Consent.”

Consequences to Non-Consenting Holders	Holders of Notes for which no Consent is delivered prior to the Expiration Time will not receive the Consent Fee, even though the Proposed Waivers and Amendments, if approved, will bind all Holders and their transferees upon the execution of the Supplemental Indenture at the Consent Time.

Certain U.S. Federal Income Tax Considerations	For a discussion of certain U.S. federal income tax consequences of the Consent Solicitation to beneficial owners of the Notes, see “Certain U.S. Federal Income Tax Considerations.”

Solicitation Agents	J.P. Morgan Securities LLC, Goldman, Sachs & Co., Barclays Capital, Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC are serving as the Solicitation Agents in connection with the Consent Solicitation. The address and telephone numbers of the Solicitation Agents appear on the back cover of this Consent Solicitation Statement.

Information and Tabulation Agent	D.F. King & Co., Inc. is serving as the Information and Tabulation Agent in connection with the Consent Solicitation.

Paying Agent	D.F. King & Co., Inc. is serving as the Paying Agent in connection with the Consent Solicitation.

Trustee	Wilmington Trust, National Association

Further Information

Questions concerning the terms of the Consent Solicitation should be directed to the Solicitation Agents at the addresses or telephone numbers set forth on the back cover of this Consent Solicitation Statement.

Questions concerning Consent procedures should be directed to the Information and Tabulation Agent at its address or telephone numbers set forth on the back cover of this Consent Solicitation Statement.

INFORMATION ABOUT PARTIES TO THE MERGER AGREEMENT

Ameristar Casinos, Inc., through its wholly-owned subsidiaries, owns and operates eight casino hotel properties that primarily serve guests from Colorado, Idaho, Illinois, Indiana, Iowa, Kansas, Louisiana, Mississippi, Missouri, Nebraska and Nevada. The Company’s ninth casino hotel property is under construction in Lake Charles, Louisiana and is scheduled to open in the third quarter of 2014. The Company generated approximately $1.2 billion in net revenues for the year ended December 31, 2012. The Company’s principal executive office is located at 3773 Howard Hughes Parkway, Suite 490 South, Las Vegas, Nevada, 89169, and the telephone number of the Company’s principal executive office is (702) 567-7000.

Pinnacle Entertainment, Inc. is an owner, operator and developer of casinos and related hospitality and entertainment facilities. Parent owns and operates seven casinos, located in Louisiana, Missouri, and Indiana, and a racetrack in Ohio. In addition, Parent is developing a new gaming entertainment facility at River Downs Racetrack in Cincinnati, Ohio and holds a minority equity interest in Asian Coast Development (Canada) Ltd. (“ACDL”), an international development and real estate company that is developing Vietnam’s first integrated resort near Ho Chi Minh City. In January 2013, Parent acquired 75.5% of the equity of the owner of the racing license for Retama Park Racetrack near San Antonio, Texas, and entered into a management contract to manage the day-to-day operations of Retama Park Racetrack. Parent’s principal executive office is located at 8918 Spanish Ridge Avenue, Las Vegas, Nevada, 89148, and the telephone number of Parent’s principal executive office is (702) 541-7777.

PNK Holdings, Inc. was formed for the sole purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. HoldCo is a wholly-owned subsidiary of Parent. If the Alternative Merger is completed, HoldCo will be merged into the Company and cease to exist.

PNK Development 32, Inc. was formed for the sole purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. Merger Sub is currently a wholly-owned subsidiary of HoldCo and an indirect wholly-owned subsidiary of Parent. If the Planned Merger is completed, Merger Sub will be merged into the Company and cease to exist.

PURPOSES AND EFFECTS OF THE CONSENT SOLICITATION

Background

The Merger

On December 20, 2012, the Company entered into the Merger Agreement with Parent, HoldCo and Merger Sub, providing for the Planned Merger or, at the election of Parent if the Requisite Consents to the Proposed Waivers and Amendments are received, the Alternative Merger. If the Merger is carried out under the Planned Merger structure, then Merger Sub will be merged with and into the Company, and the separate corporate existence of Merger Sub will cease. The Company will continue as the surviving corporation under the Planned Merger structure as a wholly-owned subsidiary of HoldCo, which in turn is a wholly-owned subsidiary of Parent. If the Merger is carried out under the Alternative Merger structure, then HoldCo will be merged into the Company, and the Company will survive the Merger. If the Requisite Consents are received and Parent elects at its option to proceed with the Alternative Merger, immediately or as promptly as practicable after consummation of the Alternative Merger, the Post-Effective Merger will be consummated pursuant to which the Company will be merged with and into Parent and Parent will survive the merger, and the separate corporate existence of the Company will cease.

If the Alternative Merger and the Post-Effective Merger are effected, concurrently with the Post-Effective Merger, Parent will expressly assume and the restricted subsidiaries of Parent that are Material Restricted Subsidiaries under the Indenture or have otherwise guaranteed debt of Parent will guarantee, by the Assumption and Guarantee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and the Indenture on the part of the Company to be performed and observed, all in accordance with the provisions of Section 4.17 and Article 5 of the Indenture. In addition, if the Alternative Merger and Post-Effective Merger are effected, following the Post-Effective Merger, the former subsidiaries of the Company that are Material Restricted Subsidiaries (as defined under the Parent Indentures) and any other former subsidiary of the Company that has guaranteed debt will guarantee the indebtedness of Parent and its other subsidiaries.

If the Merger is completed, stockholders of the Company will be entitled to receive the Merger consideration of $26.50 in cash per share of Company common stock. The parties to the Merger Agreement expect to complete the Merger in the second or the third quarter of 2013, although the Company cannot assure consummation by any particular date, or at all. Because the Merger is subject to a number of conditions, including receipt of gaming and antitrust regulatory approvals and approval by the Company’s stockholders, the exact timing of the Merger cannot be determined at this time.

The Merger Agreement provides Parent and the Company with certain customary termination rights, including the right of either party to terminate if (i) the Merger has not been consummated by September 21, 2013 (which date may be extended under certain circumstances); (ii) both parties agree by mutual consent to terminate; (iii) either party receives notice from any applicable gaming authority that the required gaming approvals will not be granted; (iv) the required Company stockholder approval shall not have been obtained; or (v) the other party breaches or fails to perform its obligations under the Merger Agreement under certain circumstances. The Supplemental Indenture will have no force or effect, and no Final Payment will be payable, if the Merger Agreement is terminated prior to the consummation of the Merger.

Financing of the Merger

Parent estimates that the total amount of cash required to pay the Merger consideration to holders of the Company’s common stock, stock options and restricted stock units and pay certain related fees and expenses will be approximately $1.0 billion. In connection with entering into the Merger Agreement, Parent entered into a debt financing commitment letter (the “Commitment Letter”) with JPMorgan Chase Bank, N.A. (“JPMCB”), J.P. Morgan Securities LLC, and Goldman Sachs Lending Partners LLC (“Goldman Finance”) pursuant to which, among other things, each of JPMCB and Goldman Finance and/or their affiliates (and each additional commitment party who has executed a joinder to the debt financing commitment letter (including the Solicitation Agents or their affiliates)) (collectively, the “Commitment Parties”) have agreed to provide the following debt financing commitments (collectively, the “Debt Financing”) that will fund the Merger consideration, pay transaction fees and expenses, provide working capital and funds for general corporate purposes after the Merger, and, to the extent necessary, refinance certain of the existing indebtedness of the Company and Parent.

•

If the Company obtains consent to amend the Company’s existing $1.4 billion senior secured credit facilities (the “Company Credit Facilities”) to permit such facilities to stay in place (the Merger would otherwise constitute an event of default under such facilities) and to increase the Company’s borrowing capacity thereunder by $211 million (the “Company Credit Amendment”), then the Commitment Parties would arrange and provide for a new term loan contemplated under the Company Credit Amendment;

•	If the Company Credit Amendment is not obtained, then the Commitment Parties would arrange and provide a new $1.590 billion credit facility for the Company;

•

If Parent obtains consent to amend Parent’s existing senior credit facilities (the “Parent Credit Facilities”) to increase its borrowing capacity thereunder by $405 million (the “Parent Credit Amendment”), then the Commitment Parties would arrange and provide for a new term loan contemplated under the Parent Credit Amendment;

•	If the Parent Credit Amendment is not obtained, then the Commitment Parties would arrange and provide a new $1.140 billion credit facility for Parent;

•

In the event the Requisite Consents are not received, then the Commitment Parties would arrange and provide the Company with a bridge loan in the amount of $1.050 billion to fund the repurchase of any Notes that are put to the Company in connection with a Change of Control Offer; and

•

In connection with the consummation of the Planned Merger, certain of the Commitment Parties will be engaged as underwriters or initial purchasers for the offer and sale of $315 million of new senior notes of HoldCo (or if such notes cannot be placed, provide HoldCo with a $315 million bridge loan).

The commitments of the Commitment Parties to provide the Debt Financing are subject to the satisfaction of customary conditions, including the following:

•	completion of customary definitive documentation relating to the various credit facilities;

•

the Merger shall have been consummated in accordance with the terms of the Merger Agreement and in compliance with applicable law and regulatory approvals and the Merger Agreement shall not have been amended or modified or any condition therein waived or consented to, to the extent such amendment, modification, consent or waiver is materially adverse to the lenders or the lead arrangers without the prior written consent of the lead arrangers;

•	all governmental and regulatory approvals, including gaming approvals, necessary for Parent to consummate the Debt Financing and the Merger shall have been obtained;

•	there shall not have occurred a Material Adverse Effect (as defined in the Merger Agreement) with respect to the Company and its subsidiaries since December 20, 2012;

•

the initial lenders and the other Commitment Parties shall have received a certification as to the financial condition and solvency of Parent, the Company and HoldCo, in each case on a consolidated basis (after giving effect to the Merger and the incurrence of indebtedness related thereto);

•

after giving effect to the Merger, none of Parent, the Company or HoldCo shall have any outstanding indebtedness for borrowed money or preferred stock other than (a) the loans and other extensions of credit under the Debt Financing and (b) certain other scheduled indebtedness; and

•	all fees and expenses due and payable in connection with the Merger and the Debt Financing shall have been paid.

The closing of the Merger is not conditioned on the receipt of the Requisite Consents pursuant to this Consent Solicitation Statement. However, if the Requisite Consents are obtained to permit Parent to proceed with the Alternative Merger, and Parent elects to proceed with the Alternative Merger and the Post-Effective Merger, a single and more simplified financing structure may be implemented for the combined company whereby:

•	the Company Credit Facilities and Parent Credit Facilities may be combined into a single new credit facility with Parent as the borrower; and

•

in lieu of proceeds from the HoldCo senior notes offering (or the bridge loan to HoldCo), Parent may receive proceeds from either a new notes offering by Parent or a bridge facility with Parent as the borrower.

In addition, the Alternative Merger structure is anticipated to provide Holders with an obligor with greater scale and diversification, and to provide the combined company with improved operational flexibility and greater realization of potential synergy opportunities than under the Planned Merger structure.

If the Requisite Consents to the Proposed Waivers and Amendments are not obtained or if Parent elects to proceed with the Merger under the Planned Merger structure notwithstanding the receipt of such Requisite Consents, and the Merger is consummated under the Planned Merger structure, the Company and its subsidiaries will be designated as unrestricted subsidiaries of Parent for purposes of the Parent Indentures and Parent’s credit facility and the Notes and other indebtedness of the Company and its subsidiaries will constitute non-recourse indebtedness to Parent and its other subsidiaries. Consequently, subject to limited exceptions, it will be difficult for Parent and its other subsidiaries to provide (i) any credit support to the Company and its subsidiaries, (ii) guarantees of the Notes or (iii) guarantees of any other indebtedness of the Company and its subsidiaries following the Planned Merger. As a result, from and after the closing of the Planned Merger, the businesses of the Company and its subsidiaries, on the one hand, and Parent and its subsidiaries, on the other hand, will be treated as separate credits for financing and satisfaction of covenant purposes, even though they will be consolidated for financial reporting purposes. In addition, Parent’s ability to make equity contributions or loans to the Company and its subsidiaries will be restricted. See “Solicitation Considerations” beginning on page 34 for a further discussion of the factors to consider before deciding whether to provide a Consent to the Proposed Waivers and Amendments.

In general, the Debt Financing commitments will expire on the earliest of (a) 5:00 p.m. (New York City time) on September 21, 2013, (b) the termination of the Merger Agreement, (c) the closing of the Merger, or (d) the date upon which the Company is successful in obtaining the Requisite Consents and Parent has obtained a commitment letter with respect to a simpler financing structure for the combined company as described above.

The Merger is not conditioned on Parent obtaining the Debt Financing described above and if the Merger Agreement is terminated due to Parent’s inability to obtain adequate financing, then Parent will be obligated under certain circumstances to pay the Company a reverse termination fee of $85 million.

Required Regulatory Approvals

The Merger cannot be completed until the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) has expired or been terminated. The parties filed Notification and Report Forms under the HSR Act on January 11, 2013, and have received a second request for further information from the Federal Trade Commission to which the parties are in the process of responding.

In addition, the gaming operations of the Company and Parent are subject to extensive regulation, and each of them hold registrations, approvals, gaming licenses or permits in each jurisdiction in which they operate gaming activities. In each of these jurisdictions, certain regulatory requirements must be complied with and/or certain approvals must be obtained in connection with the Merger.

Under the Merger Agreement, the Merger cannot be completed until Parent, HoldCo and Merger Sub have obtained the requisite gaming approvals from the Indiana Gaming Commission, the Iowa Racing and Gaming Commission, the Mississippi Gaming Commission, the Missouri Gaming Commission, the Louisiana Gaming Control Board and the Nevada Gaming Commission. Parent, HoldCo and Merger Sub have applied for all such requisite gaming approvals, but as of the date of this Consent Solicitation Statement, have not yet obtained the foregoing gaming approvals. Prior approval of the Merger by the Colorado Limited Gaming Control Commission is not required although certain approvals will be required after the closing of the Merger. Parent expects to apply for approvals for Colorado promptly. If the Merger Agreement is terminated for failure to obtain gaming regulatory approvals, Parent must pay to the Company a reverse termination fee of $85 million.

Under the Merger Agreement, Parent must take all action that is necessary, proper or advisable under all antitrust laws and/or applicable gaming laws to consummate the Merger, including using its reasonable best efforts to obtain as promptly as practicable the expiration of all waiting periods and obtain all approvals and consents required to consummate the Merger, including, if necessary: (i) placing particular assets or an operating property in trust upon the closing pending subsequent gaming approval, (ii) agreeing to sell, divest, or otherwise convey particular assets or an operating property of Parent and its subsidiaries, and (iii) agreeing to sell, divest, or otherwise convey particular assets or an operating property of the Company and its subsidiaries, contemporaneously with or subsequent to the effective time of the Merger. However, Parent shall not be required to divest or place in trust, or permit the Company to divest or place in trust, more than two operating properties (and under no circumstances more than one operating property in any one state).

Any disposition of properties could have a material adverse impact on the results of operations, financial condition and liquidity of the Company, Parent and/or the combined company and the ability of the Company, Parent and/or the combined company to maintain compliance with its financial covenants and to make payments on, or refinance, the Notes and other indebtedness after the Merger. In addition, it is expected that the terms of the Debt Financing would require that the net cash proceeds from any sale of assets completed to satisfy regulatory requirements in respect of either Merger or the Post-Effective Merger be applied, to the extent permitted under the Indenture, the Parent Indentures and/or the credit facilities of Parent and the Company, as applicable, to prepay the indebtedness incurred under the Debt Financing subject to certain exceptions to be agreed upon in the Debt Financing documentation. The Indenture and the Parent Indentures also require that proceeds from an asset sale generally must, within 360 days after receipt thereof, be applied either to reinvest in productive assets or asset acquisitions not prohibited by such indentures or to permanently prepay or repay senior indebtedness.

Sources and Uses of Funds for the Merger

As it relates to the Merger, the following information has been provided by Parent and not the Company or any of its subsidiaries. The expected estimated sources and uses of cash related to the Planned Merger structure and the Alternative Merger structure are shown in the tables below. Actual amounts will vary from estimated amounts depending on several factors, including but not limited to, whether the Planned Merger or Alternative Merger (if any) is consummated, the actual financing obtained, including amounts and terms, whether consents to approve the Company Credit Amendment and/or the Parent Credit Amendment are obtained, the results of this Consent Solicitation and the amount of any Notes tendered in any Change in Control Offer (if required).

Sources and Uses of Cash Related to the Planned Merger Structure

Sources ($ in millions)	Amount

Parent Debt
$410 million revolver	$45
New Term Loan B	730

Senior secured debt	775
Assumed Parent notes	1,121

Total Parent debt	$1,896

Company Debt
New $400 million revolver	20
New Term Loan A	200
New Term Loan B	990

Senior secured debt	1,210
Existing Notes	1,040

Total Company debt	2,251
New Senior unsecured note - HoldCo	315

Total HoldCo and Company debt	$2,566

Total debt	$4,462

Total sources	$4,462

Uses ($ in millions)	Amount

Equity purchase price @ $26.50 per share	$960

Parent Debt
Term Loan B repayment	320
Assumed Parent notes	1,121

Total Parent debt	$1,441

Company Debt
Revolver Repayment	—
Term Loan A repayment	193
Term Loan B repayment	685
Existing Notes	1,040
Existing Other Debt	0

Total Company debt	$1,918

Financing and transaction fees	$143

Total uses	$4,462

Sources and Uses of Cash Related to the Alternative Merger Structure

Sources ($ in millions)	Amount

Debt summary
Revolver	$62
Term Loan A	200
Term Loan B	1,460

Secured debt	$1,722

Assumed Parent notes	1,121
Assumed Notes	1,040
New Senior unsecured notes	590

Unsecured debt	$2,751

Total debt	$4,473

Total sources	$4,473

Uses ($ in millions)	Amount

Equity purchase price @ $26.50 per share	$960

Parent Debt
Revolver repayment	—
Term Loan B repayment	320
Assumed Parent notes	1,121

Total Parent debt	$1,441

Company Debt
Revolver Repayment	—
Term Loan A repayment	193
Term Loan B repayment	685
Assumed Notes	1,040
Existing Other Debt	0

Total Company debt	$1,918

Financing and transaction fees	$154

Total uses	$4,473

Purposes and Effects of Proposed Waivers and Amendments

Proposed Waivers – Change of Control Offer

At the request and expense of Parent pursuant to the Merger Agreement, the Company is seeking Consents to waive the requirement under the Indenture for the Company or Parent to make a Change of Control Offer in connection with the Planned Merger, the Alternative Merger or the Post-Effective Merger.

The consummation of the Planned Merger, the Alternative Merger or the Post-Effective Merger will constitute a Change of Control under the Indenture and, as a result, the Company or Parent will be required to make a Change of Control Offer to each Holder to purchase all the Notes tendered by such Holder at a purchase price in cash equal to 101% of the aggregate principal amount of Notes purchased, plus accrued and unpaid interest to the date of purchase. Under the Indenture, a Change of Control includes the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any person (including any “person” as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares). If the Requisite Consents are obtained, the requirement of the Company or Parent to make a Change of Control Offer in connection with either Merger or the Post-Effective Merger will be waived effective immediately upon the Consent Time.

Proposed Waivers – Compliance with Certain Covenants

At the request and expense of Parent pursuant to the Merger Agreement, the Company is seeking Consents to waive compliance with any covenant (other than with respect to the due and punctual payment of the principal of, and premium, if any, and interest on the Notes) that would be violated as a result of the consummation of the

Alternative Merger, the Post-Effective Merger and the other Transactions, including any covenant that would be violated by (i) the payment of the Merger consideration payable to the Company’s stockholders pursuant to the Merger Agreement, including any funds supplied by the Company or any Restricted Subsidiary for this purpose; (ii) the incurrence of indebtedness and/or guarantees of indebtedness incurred by Parent or any of Parent’s restricted subsidiaries (including the Company and any of its Restricted Subsidiaries) necessary or used to fund the consideration payable to the Company’s stockholders in connection with the Alternative Merger, and the grant of any lien securing such indebtedness and guarantees; (iii) the guarantees of Parent’s outstanding indebtedness by the subsidiaries of the Company immediately following the Post-Effective Merger; and (iv) the payment of fees and expenses in connection with any of the foregoing; provided that, immediately after giving effect to the consummation of all of the Alternative Merger, the Post-Effective Merger and the other Transactions, the Consolidated Coverage Ratio of Parent (as the successor to the Company under the Indenture after the Post-Effective Merger and the Assumption and Guarantee) would not be less than 2.00:1.00.

It is estimated that the Consolidated Coverage Ratio of Parent (as the successor to the Company under the Indenture after the Post-Effective Merger and the Assumption and Guarantee) as of December 31, 2012, after giving effect to the Alternative Merger and Post-Effective Merger, would not have been less than 2.00:1.00, and the Consolidated Coverage Ratio of the Company as of December 31, 2012, after giving effect to the Planned Merger, would not have been less than 2.00:1.00.

The foregoing waiver will not waive compliance with any covenant with respect to the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes. If the Alternative Merger and the Post-Effective Merger are effected, concurrently with the Post-Effective Merger, Parent will expressly assume (and certain subsidiaries of Parent will then guarantee), by Assumption and Guarantee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and the Indenture on the part of the Company to be performed and observed, all in accordance with the provisions of Section 4.17 and Article 5 of the Indenture.

Proposed Amendments – Section 4.07 (Restricted Payments) Amendments

To proceed with the Alternative Merger, at the request and expense of Parent pursuant to the Merger Agreement, the Company hereby is seeking Consents from the Holders to amend Section 4.07 of the Indenture to permit any Restricted Payments made or deemed to be made in connection with the Alternative Merger, the Post-Effective Merger and the other transactions contemplated by the Merger Agreement or otherwise required to effect the Alternative Merger and the Post-Effective Merger, including

(i) the payment of the Merger consideration payable to the Company’s stockholders pursuant to the Merger Agreement, including any funds supplied by the Company or any Restricted Subsidiary for this purpose;

(ii) the incurrence of indebtedness and/or guarantees of indebtedness incurred by Parent or any of Parent’s restricted subsidiaries (including the Company and any of its Restricted Subsidiaries) necessary or used to fund the consideration payable to the Company’s stockholders in connection with the Alternative Merger, and the grant of any lien securing such indebtedness and guarantees;

(iii) the guarantees of Parent’s outstanding indebtedness by the subsidiaries of the Company immediately following the Post-Effective Merger; and

(iv) the payment of fees and expenses in connection with any of the foregoing;

provided that, immediately after giving effect to the consummation of all of the Alternative Merger, the Post-Effective Merger and the other Transactions, the Consolidated Coverage Ratio of Parent (as the successor to the Company under the Indenture after the Post-Effective Merger and the Assumption and Guarantee) would not be less than 2.00:1.00.

Section 4.07 of the Indenture provides that, subject to certain exceptions, neither the Company nor any of its Restricted Subsidiaries may pay distributions, repurchase equity securities, make any Investment or make other Restricted Payments unless:

•	no default or event of default has occurred or would result therefrom; and

•	the Company would be able to incur at least $1.00 of additional indebtedness under its Consolidated Coverage Ratio test of 2.00 to 1.00; or

•

the aggregate amount of Restricted Payments does not exceed 50% of the Consolidated Net Income of the Company and its Restricted Subsidiaries beginning on January 1, 2011 and ending on the last day of the most recent fiscal quarter ending immediately prior to payment date for which internal financial statements are available (with certain adjustments and subject to certain exceptions).

Based on court rulings, any payment of the Merger consideration, to the extent such payment derives from, or otherwise is supported by the assets of, the Company or any Restricted Subsidiary could be deemed a Restricted Payment under the Indenture. Similarly, any guarantee provided by the subsidiaries of the Company with respect to the new debt to be incurred to finance the acquisition of the Company by Parent immediately following the Post-Effective Merger may be deemed a Restricted Payment under the Indenture.

Thus, unless the Requisite Consents are received from the Holders to amend Section 4.07 with respect to the Transactions, the total amount of acquisition debt that the subsidiaries of the Company can guarantee in connection with the Merger could be deemed to be limited to the Restricted Payment capacity under the Indenture, which is insufficient to cover fully the anticipated approximately $1.0 billion in cash required for the payment of the Merger consideration to holders of the Company’s common stock, stock options and restricted stock units and certain related merger costs and expenses.

If the Requisite Consents are obtained, the Indenture will be amended to permit any Restricted Payments made or deemed to be made under Section 4.07 of the Indenture in connection with the Alternative Merger and the other Transactions (including guarantees of indebtedness), in each case, without deduction of any capacity to make any other Restricted Payments under Section 4.07 of the Indenture.

To proceed with the Alternative Merger, at the request and expense of Parent pursuant to the Merger Agreement, the Company also is seeking Consents from Holders to further amend Section 4.07 of the Indenture to address a potential issue relating to the transitory step between consummation of the Alternative Merger and consummation of the Post-Effective Merger. Specifically, each of the Parent Indentures prohibits the creation or existence of any encumbrance or restriction on the ability of any restricted subsidiary of Parent to (i) pay dividends or make other distributions on its capital stock; (ii) make loans or advances to or pay any indebtedness or other obligations owing to any obligor or to any other restricted subsidiary of Parent, or (iii) transfer any of its property or assets to any obligor or to any other restricted subsidiary (collectively, a “Payment Restriction”). Under the Alternative Merger structure, the Company will become a restricted subsidiary of Parent under each Parent Indenture for the period beginning upon the effective time of the Alternative Merger and ending upon the effective time of the Post-Effective Merger. Thus, during this transitory step, Section 4.07 of the Indenture could be deemed to be a Payment Restriction under the Parent Indentures.

As a result, the Company is seeking Consents from Holders to amend Section 4.07 of the Indenture to permit, effective only during the transitory period from the effective time of the Alternative Merger until the effective time of the Post-Effective Merger and the execution and delivery of the Assumption and Guarantee, the Company and its Restricted Subsidiaries to (i) pay dividends or make any other distribution on their respective shares of Capital Stock; (ii) make loans or advances to or pay any Indebtedness or other obligations owed to Parent or to any restricted subsidiary of Parent; and (iii) transfer any of its property or assets to Parent or any restricted subsidiary of Parent, so that Section 4.07 of the Indenture would not be deemed an impermissible Payment Restriction under each of the Parent Indentures during such transitory period.

If the Requisite Consents are received and the Supplemental Indenture is executed, each of the Section 4.07 Amendments will become operative, if at all, immediately prior to the effective time of the Alternative Merger, but not if the Planned Merger is consummated.

Proposed Amendments – Section 4.09 (Incurrence of Indebtedness and Issuance of Preferred Stock) Amendments

Clause (3) of the Permitted Indebtedness definition under Section 4.09(b) of the Indenture provides that the aggregate principal amount of Indebtedness Incurred by the Company or any Restricted Subsidiary pursuant to the Bank Credit Agreement or other Credit Facilities shall not exceed the greater of (i) $1.8 billion and (ii) 3.50x Consolidated EBITDA of the Company and its Restricted Subsidiaries for the twelve month period ended at the end of the most recent fiscal quarter for which financial statements are available (including pro forma adjustments to Consolidated EBITDA set forth in the definition of “Consolidated Coverage Ratio”), to be reduced dollar-for-dollar by the aggregate amount of all Net Cash Proceeds of Asset Sales applied by an Obligor to repay Indebtedness under the Credit Facilities pursuant to Section 4.10 of the Indenture.

At the request and expense of Parent pursuant to the Merger Agreement, the Company is seeking Consents to amend clause (3) of Section 4.09(b) of the Indenture to provide that to the extent that the Net Cash Proceeds of any Asset Sale completed to satisfy regulatory requirements in respect of either Merger or the Post-Effective Merger are used to repay Indebtedness under the Credit Facilities, such repayment shall reduce dollar-for-dollar the $1.8 billion amount only but not the 3.50x Consolidated EBITDA amount, in determining the amount of Permitted Indebtedness under the Credit Facilities permitted by clause (3) of Section 4.09(b) of the Indenture.

If the Requisite Consents are received and the Supplemental Indenture is executed, the foregoing Proposed Amendments to Section 4.09 of the Indenture will become operative, if at all, immediately prior to the effective time of either the Alternative Merger or the Planned Merger.

Proposed Amendments – Section 11.04 (Merger, Consolidation or Sale of Assets of Guarantor) Amendments

Clause (b) of Section 11.04(1) of the Indenture provides, in part, that no Guarantor may, in a single transaction or a series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Guarantor and its Subsidiaries, taken as a whole, to any Person (other than the Company or another Guarantor) unless the Person (if other than the Guarantor) formed by such consolidation or into which the Guarantor is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition of the properties and assets of the Guarantor and its Subsidiaries, taken as a whole, is a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia.

To permit flexibility in the choice of entity of a successor Guarantor under the foregoing provision of the Indenture, the Company, at the request and expense of Parent pursuant to the Merger Agreement, is seeking Consents to amend clause (b) of such provision to permit a successor Guarantor to be a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States or any State thereof or the District of Columbia (rather than a corporation only), so long as the other conditions set forth in Section 11.04 for the consolidation or merger with or into, or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of a Guarantor and its Subsidiaries, taken as a whole, to, such successor Guarantor are satisfied.

If the Requisite Consents are received and the Supplemental Indenture is executed, the foregoing Proposed Amendments to Section 11.04 of the Indenture will become operative, if at all, immediately prior to the effective time of either the Alternative Merger or the Planned Merger.

Failure to Obtain Requisite Consents

The effectiveness of the Proposed Waivers and Amendments is not a condition to the consummation of the transaction under the Planned Merger structure or the other transactions contemplated by the Merger Agreement. If the Requisite Consents to the Proposed Waivers and Amendments are not obtained, the Company and Parent intend to consummate the transaction under the Planned Merger structure, pursuant to which Merger Sub will be merged with and into the Company, with the Company as the surviving corporation and becoming an indirect wholly owned subsidiary of Parent. The consummation of the transaction under the Planned Merger structure does not require obtaining any consent from the Holders.

If the Requisite Consents to the Proposed Waivers and Amendments are not obtained, and the transaction proceeds under the Planned Merger structure, the Company and its subsidiaries will be designated as unrestricted subsidiaries of Parent for purposes of the Parent Indentures and Parent’s credit facility. The Notes and other indebtedness of the Company and its subsidiaries will constitute non-recourse indebtedness to Parent and its other subsidiaries. Among other requirements, to qualify as non-recourse indebtedness, the indebtedness of the Company and its subsidiaries must constitute indebtedness as to which Parent and its restricted subsidiaries (i) will have limited or no ability to provide credit support of any kind; (ii) will not be directly or indirectly liable (as a guarantor or otherwise); or (iii) will not constitute the lender.

Consequently, subject to limited exceptions, it will be difficult for Parent and its other subsidiaries to provide any credit support to the Company and its subsidiaries or guarantees of the Notes or any other indebtedness of the Company and its subsidiaries following the Planned Merger based on the covenants contained in the Parent Indentures and Parent’s credit facility. As a result, from and after the closing of the Planned Merger, the businesses of the Company and its subsidiaries, on the one hand, and Parent and its subsidiaries, on the other hand, will be treated as separate credits for financing and satisfaction of covenant purposes, even though they will be consolidated for financial reporting purposes.

In addition, Parent’s ability to make equity contributions or loans to the Company and its subsidiaries will be restricted following consummation of the Planned Merger pursuant to the terms of the Parent Indentures and Parent’s credit facility. Specifically, if the Planned Merger is consummated, following the consummation of the Planned Merger, any contribution of capital or loans from Parent or any of its restricted subsidiaries to the Company or any of its subsidiaries will constitute a restricted payment under the Parent Indentures and Parent’s credit facility and will be subject to the restricted payment limitations thereunder. These restrictions could adversely affect the ability of Parent or any of its other subsidiaries to provide equity contributions or loans to the Company or its subsidiaries, particularly if a significant portion of the restricted payment capacity is used to pay the Merger consideration or for other purposes.

Please see the section entitled “Solicitation Considerations” beginning on page 34 for a further discussion of the factors to consider prior to delivering a Consent and the section entitled “Pro Forma Financial Information” beginning on page 20 for certain financial information on the pro forma effects of the Planned Merger and the Alternative Merger.

None of the Company, Parent, Trustee, the Solicitation Agents or the Information and Tabulation Agent makes any recommendation as to whether or not Holders should provide Consents to the Proposed Waivers and Amendments.

DESCRIPTION OF THE PROPOSED AMENDMENTS AND WAIVERS

Set forth below are the provisions of the Indenture that would be waived or amended by the Proposed Waivers and Amendments. The following is qualified in its entirety by reference to the form of the Supplemental Indenture. The form of the Supplemental Indenture (which may be modified or supplemented prior to the execution thereof in a manner that would not require additional Consents under the Indenture) to implement the Proposed Waivers and Amendments contemplated hereby is attached hereto as Annex I. Capitalized terms not otherwise defined in this Consent Solicitation Statement shall, unless the context otherwise requires, have the meanings ascribed to them in the Indenture.

General

Regardless of whether the Proposed Waivers and Amendments become effective, the Notes will continue to be outstanding in accordance with all other terms of the Notes and the Indenture. The changes included in the Proposed Waivers and Amendments will not alter the Company’s obligation to pay the principal or interest on the Notes or alter the stated interest rate, maturity date or redemption provisions of the Notes or comply with the restrictive covenants in the Indenture, as waived and amended by the Proposed Waivers and Amendments if the Requisite Consents are obtained.

If the Requisite Consents are obtained, the Proposed Waivers and Amendments will be effected by execution of the Supplemental Indenture by the Company, the Guarantors and the Trustee, which is the Consent Time. The Supplemental Indenture will be effective immediately as of the Consent Time, and the Proposed Waivers will become operative immediately at the Consent Time. The Proposed Amendments will become operative, if at all, immediately prior to the effective time of the Alternative Merger or the Planned Merger, except that the Section 4.07 Amendments only will become operative immediately prior to the effective time of the Alternative Merger, but not if the Planned Merger is consummated. The Company will give the Trustee prompt written notice of the occurrence of the effective time of the Planned Merger or the Alternative Merger, or the termination of the Merger Agreement prior to the consummation of either Merger.

The Proposed Waivers and Amendments

At the request and expense of Parent pursuant to the Merger Agreement, the Company is seeking the Requisite Consents to approve the Proposed Waivers and Amendments as described hereunder. As presented below with respect to certain of the Proposed Amendments, where applicable, new text is indicated in bold, double underline text and deleted text is indicated by a strikethrough (new text / ~~deletion~~).

Proposed Waivers – Change of Control Offer

The Company is seeking the Requisite Consents from the Holders to expressly waive the right to a Change of Control Offer pursuant to Section 4.15 of the Indenture (Offer to Repurchase Upon Change of Control) in connection with the Planned Merger, the Alternative Merger or the Post-Effective Merger, such that Holders will not be able to require the Company or Parent to repurchase any Notes at a price in cash equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest thereon to the date of repurchase, as a result of the consummation of the Planned Merger, the Alternative Merger or the Post-Effective Merger.

Proposed Waivers – Compliance with Certain Covenants

The Company is seeking the Requisite Consents from the Holders to expressly waive compliance with any covenant (other than with respect to the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes) that would be violated as a result of the consummation of the Alternative Merger, the Post-Effective Merger and the transactions contemplated by the Merger Agreement or otherwise required to effect the Alternative Merger and the Post-Effective Merger, including any covenant that would be violated by (i) the payment of the Merger consideration payable to the Company’s stockholders pursuant to the Merger Agreement, including any funds supplied by the Company or any Restricted Subsidiary for this purpose; (ii) the incurrence of indebtedness and/or guarantees of indebtedness incurred by Parent or the Parent Restricted Subsidiaries (including the Company and any of its Restricted Subsidiaries) necessary or used to fund the consideration payable to the Company’s stockholders in connection with the Alternative Merger, and the grant of any lien securing such indebtedness and guarantees; (iii) the guarantees of Parent’s outstanding indebtedness by the Restricted Subsidiaries immediately following the Post-Effective Merger; and (iv) the payment of fees and expenses in connection with any of the foregoing; provided that, immediately after giving effect to the consummation of all of the Alternative Merger, the Post-Effective Merger and the transactions contemplated by the Merger Agreement or otherwise required to effect the Alternative Merger and the Post-Effective Merger, the Consolidated Coverage Ratio of Parent (as the successor to the Company under the Indenture after the Post-Effective Merger and the Assumption and Guarantee) would not be less than 2.00:1.00.

Proposed Amendments – Definitions

Section 1.01 of the Indenture is hereby amended to add the following definitions in alphabetical order:

““Alternative Merger” means the merger of HoldCo with and into the Company, with the Company as the surviving corporation, on the terms and subject to the conditions set forth in the Merger Agreement.

“Assumption and Guarantee” means, upon the consummation of the Post-Effective Merger (if such merger occurs), Parent expressly assuming (and certain subsidiaries of Parent guaranteeing), by a separate supplement to this Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and this Indenture on the part of the Company to be performed and observed, all in accordance with the provisions of Section 4.17 and Article 5 of this Indenture.

“HoldCo” means PNK Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Parent.

“Merger Agreement” means that Agreement and Plan of Merger, dated as of December 20, 2012, among the Company, Parent, HoldCo and Merger Sub, as amended by the First Amendment to Agreement and Plan of Merger dated as of February 1, 2013, as further amended by the Second Amendment to Agreement and Plan of Merger dated as of March 14, 2013, and as further amended, modified, supplemented or restated.

“Merger Sub” means PNK Development 32, Inc., a Nevada corporation and wholly-owned subsidiary of HoldCo.

“Parent” means Pinnacle Entertainment, Inc., a Delaware corporation.

“Parent Restricted Subsidiary” means any subsidiary of Parent designated as a “Restricted Subsidiary” under any of the indentures governing Parent’s 8.625% Senior Notes due 2017, 8.75% Subordinated Notes due 2020 and 7.75% Subordinated Notes due 2022.

“Planned Merger” means the merger of Merger Sub with and into the Company, with the Company as the surviving corporation, on the terms and subject to the conditions set forth in the Merger Agreement.

“Post-Effective Merger” means the merger of the Company with and into Parent, with Parent as the surviving corporation, which if the Alternative Merger occurs, will occur immediately or as promptly as practicable following the Alternative Merger.

“Transactions” means the Alternative Merger, the Post-Effective Merger and the other transactions contemplated by the Merger Agreement or otherwise required to effect the Alternative Merger and the Post-Effective Merger, including (i) the payment of the Merger consideration payable to the Company’s stockholders pursuant to the Merger Agreement, including any funds supplied by the Company or any Restricted Subsidiary for this purpose; (ii) the incurrence of indebtedness and/or guarantees of indebtedness incurred by Parent or any of the Parent Restricted Subsidiaries (including the Company and any of its Restricted Subsidiaries) necessary or used to fund the consideration payable to the Company’s stockholders in connection with the Alternative Merger, and the grant of any Lien securing such indebtedness and guarantees; (iii) the guarantees of Parent’s outstanding indebtedness by the Restricted Subsidiaries immediately following the Post-Effective Merger; and (iv) the payment of fees and expenses in connection with any of the foregoing.”

Proposed Amendments – Section 4.07 (Restricted Payments) Amendments

Section 4.07(b) of the Indenture, beginning with paragraph (14) thereof, is hereby amended as follows:

“(14) the repurchase, redemption or other acquisition or retirement for value of subordinated Indebtedness of the Company or its Restricted Subsidiaries pursuant to provisions substantially similar to those described under Sections 4.10 and 4.15 hereof; provided that all Notes tendered by holders in connection with a Change of Control Offer or Net Proceeds Offer, as applicable, have been repurchased, redeemed or acquired for value; ~~or~~

(15) other Restricted Payments not to exceed $150 million in the aggregate made on or after the Issue Date; provided no Default or Event of Default then exists or would result therefrom~~.~~;

(16) any Restricted Payments made or deemed to be made in connection with the Alternative Merger, the Post-Effective Merger and the other Transactions, including any payments made and indebtedness and guarantees incurred by the Company, the Guarantors and any of the Restricted Subsidiaries; provided that, immediately after giving effect to the consummation of all of the Alternative Merger, the Post-Effective Merger and the other Transactions, the Company’s Consolidated Coverage Ratio would not be less than 2.00:1.00; or

(17) effective only during the transitory period from the effective time of the Alternative Merger until the effective time of the Post-Effective Merger and the execution and delivery of the Assumption and Guarantee, any (i) payment by the Company and any of its Restricted Subsidiaries of dividends or any other distribution on their respective shares of Capital Stock, (ii) loans or advances by the Company and any of its Restricted Subsidiaries to or payment by the Company and any of its Restricted Subsidiaries of any Indebtedness or other obligations owed to Parent or to any Parent Restricted Subsidiary, and (iii) transfer by the Company or any of its Restricted Subsidiaries of any of their property or assets to Parent or any Parent Restricted Subsidiary.”

The first sentence of the second paragraph of Section 4.07(b) is hereby deleted in its entirety and replaced with the following:

“In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, Restricted Payments made pursuant to clauses 3(a)(ii), 3(b)(ii), (5), (6), (7), (8), (9), (10), (11), (12), (13), (14), (16) or (~~14~~17) of the immediately preceding paragraph shall, in each case, be excluded from such calculation; provided, that any amounts expended or liabilities incurred in respect of fees, premiums or similar payments in connection therewith shall be included in such calculation.”

Proposed Amendments – Section 4.09 (Incurrence of Indebtedness and Issuance of Preferred Stock)

Section 4.09(b) paragraph (3) of the Indenture is hereby amended and restated in its entirety to read as follows:

“(3) Indebtedness Incurred by the Company or any Restricted Subsidiary pursuant to the Bank Credit Agreement or other Credit Facilities; provided that the aggregate principal amount of all such Indebtedness outstanding under this clause (3) as of any date of Incurrence (after giving pro forma effect to the application of the proceeds of such Incurrence), including all Permitted Refinancing Indebtedness Incurred to repay, redeem, extend, refinance, renew, replace, defease or refund any Indebtedness Incurred pursuant to this clause (3), shall not exceed the greater of

(i) $1.8 billion, and

(ii) 3.50x Consolidated EBITDA of the Company and its Restricted Subsidiaries for the twelve month period ended at the end of the most recent fiscal quarter for which financial statements are available (including pro forma adjustments to Consolidated EBITDA set forth in the definition of “Consolidated Coverage Ratio”), to be reduced dollar-for-dollar by the aggregate amount of all Net Cash Proceeds of Asset Sales applied by an Obligor to repay Indebtedness under the Credit Facilities pursuant to Section 4.10 hereof; provided, however, that the aggregate amount of all Net Cash Proceeds of any Asset Sale completed to satisfy regulatory requirements in respect of the Planned Merger, the Alternative Merger or the Post-Effective Merger that are applied by an Obligor to repay Indebtedness under the Bank Credit Agreement or other Credit Facilities pursuant to Section 4.10 shall reduce dollar-for-dollar the amount set forth in the immediately preceding subclause (i) but not subclause (ii) of this clause (3) for purposes of determining the amount of Indebtedness permitted to be Incurred by the Company or any Restricted Subsidiary under this clause (3).”

Proposed Amendments – Section 11.04 (Merger, Consolidation or Sale of Assets of Guarantors) Amendments.

Section 11.04(1) paragraph (b) of the Indenture is hereby amended and restated in its entirety to read as follows:

“(b) the Person (if other than the Guarantor) formed by such consolidation or into which the Guarantor is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition of the properties and assets of the Guarantor and its Subsidiaries, taken as a whole, (i) shall be a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by supplemental indenture (in form ~~and substance~~ reasonably satisfactory to the Trustee), executed and delivered to the Trustee, all the obligations of such Guarantor under its Guarantee, on the terms set forth in this Indenture;”.

PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations as of and for the twelve months ended December 31, 2012 based upon the combined historical financial statements of Parent and the Company, after giving effect to the Alternative Merger and the Post-Effective Merger between Parent and the Company and adjustments described in the accompanying notes, as if such Merger had occurred on January 1, 2012. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codifications 805, and reflect the allocations of the preliminary purchase price to the acquired assets and liabilities based upon their estimated fair values, using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information has been prepared based upon currently available information and assumptions deemed appropriate by Parent’s management and is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma condensed combined statement of operations does not include certain nonrecurring charges and the related tax effects which result directly from the transaction as described in the notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information should be read in conjunction with the separate historical financial statements and accompanying notes of Parent and the Company, which are incorporated by reference in this Statement.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2012 (in thousands)

	Historical
	Parent	Company	Pro Forma Adjustments	Notes	Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	101,792	89,392	(960,290)	a	182,684
			2,312,000	b
			(1,200,000)	c
			(76,850)	d
			(77,700)	e
			(5,660)	f
Restricted cash	—	6,581			6,581
Accounts receivable, net of allowances	21,560	4,821	6,213	g	32,594
Income tax refund receivable	—	6,213	(6,213)	g	—
Inventory	6,728	5,894			12,622
Held-to-maturity securities	4,428	—			4,428
Prepaid expenses	12,179	12,927			25,106
Deferred income taxes	—	10,348	(3,502)	h	6,846
Asset of discontinued operations held for sale	38,609	—			38,609

Total current assets	185,296	136,176	(12,002)		309,470

Restricted cash	5,667	—	29,014	g	34,681
Property and equipment, net	1,695,978	1,741,523	(1,741,523)	i	3,464,893
			1,768,915	i
Goodwill	55,157	69,769	(69,769)	j	970,581
			915,424	j
Equity method investments	91,424	—			91,424
Other intangible assets, net	20,833	42,400	(42,400)	k	575,833
			555,000	k
Deposits and other assets	—	84,406	(84,406)	g
Other assets	54,639	—	(42,953)	l	143,928
			55,392	g
			76,850	d

Total assets	2,108,994	2,074,274	1,407,542		5,590,810
Liabilities and Stockholder’s Equity
Current liabilities
Accounts payable	33,234	23,349			56,583
Construction contracts payable	—	16,130	(16,130)	g	—
Accrued liabilities	158,057	117,073	16,130	g	285,600
			(5,660)	f
Deferred income taxes	3,210	—	—	h	3,210
Current portion of long-term debt	3,250	37,047	(40,297)	c	—

Total current liabilities	197,751	193,599	(45,957)		345,393
Long-term debt less current portion	1,437,251	1,880,932	2,312,000	b	4,574,767
			(1,156,816)	c
			101,400	m
Deferred income taxes	3,493	18,786	267,634	h	289,913
Other long-term liabilities	23,382	3,216			26,598

Total liabilities	1,661,877	2,096,533	1,478,261		5,236,671
Commitments and contingencies
Stockholder’s equity

Common stock	6,458	614	(614)	n	6,458
Additional paid-in capital	1,053,919	333,338	(333,338)	n	1,053,919
Accumulated other comprehensive income	9	—			9
Retained earnings (deficit)	(542,179)	145,604	(145,604)	n	(635,157)
			(92,978)	o
Less treasury stock	(71,090)	(501,815)	501,815	n	(71,090)

Total stockholder’s equity	447,117	(22,259)	(70,719)		354,139

Total liabilities and stockholder’s equity	2,108,994	2,074,274	1,407,542		5,590,810

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Twelve Months Ended December 31, 2012

(in thousands, except share and per share amounts)

	Historical
	Parent	Company	Pro Forma Adjustments	Notes	Pro Forma Combined

Revenues
Gaming	1,042,515	1,228,958	(140,592)	a	2,130,881
Food and beverage	74,551	139,565	(77,819)	a	136,297
Lodging	39,426	77,698	(57,569)	a	59,555
Retail, entertainment and other	40,611	27,957	(2,977)	a	65,591

Total revenues	1,197,103	1,474,178	(278,957)		2,392,324
Less: Promotional allowances	—	(278,957)	278,957	a	—

Net revenue	1,197,103	1,195,221	—		2,392,324

Operating expenses
Gaming	588,646	537,862			1,126,508
Food and beverage	64,537	53,634			118,171
Lodging	20,626	8,121			28,747
Retail, entertainment and other	22,010	9,761			31,771
General and administrative	224,918	251,395			476,313
Depreciation and amortization	115,694	106,317	3,000	b	217,055
			(7,956)	c
Pre-opening and development costs	21,633	—			21,633
Impairment of fixed assets	—	9,563	(9,563)	a	—
Net loss (gain) on disposition of assets	—	408	(408)	a	—
Write-downs, reserves and recoveries, net	11,818	—	9,971	a	21,789

Total operating expenses	1,069,882	977,061	(4,956)		2,041,987

Operating income (loss)	127,221	218,160	4,956		350,337
Other income (expense)
Interest expense	(93,687)	(114,740)	56,020	d	(256,864)
			(104,610)	e
			(11,158)	f
			11,267	g
			44	a
Interest income	—	44	(44)	a	—
Loss on early extinguishment of debt	(20,718)	—			(20,718)
Loss from equity method investment	(30,780)	—			(30,780)
Other	—	835			835

Income (loss) from continuing operations before income taxes	(17,964)	104,299	(43,525)		42,810
Income tax (expense) benefit	(4,675)	(27,964)	(24,640)	h	(57,279)

Income (loss) from continuing operations	(22,639)	76,335	(68,165)		(14,469)
Income (loss) from discontinued operations, net of income taxes	(9,166)	—	—		(9,166)

Net income (loss)	(31,805)	76,335	(68,165)		(23,635)

Net (loss) income per common share
Basic	$(0.52)	$2.32			$(0.39)
Diluted	$(0.52)	$2.26			$(0.39)

Weighted average shares
Basic	61,258	32,906			61,258
Diluted	61,258	33,743			61,258

Notes to Unaudited Pro Forma Combined Financial Information

1.	Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Alternative Merger and the Post-Effective Merger and certain other adjustments. The final determination of the purchase price allocation will be based on the fair values of assets acquired and liabilities assumed as of the date the transaction closes, and could result in significant changes to the unaudited pro forma condensed combined financial information, including goodwill.

This information should be read in conjunction with Parent’s historical financial statements and accompanying notes in its Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on March 1, 2013 and the Company’s historical financial statements and the accompanying notes that are included in its Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on February 28, 2013, each of which is incorporated by reference in this Consent Solicitation Statement. All pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma condensed combined financial information.

2.	Description of Transaction

On December 20, 2012, the Company entered into the Merger Agreement with Parent, HoldCo and Merger Sub, providing for the Planned Merger or, at the election of Parent if the Requisite Consents to the Proposed Waivers and Amendments are received, the Alternative Merger. If the Merger is carried out under the Planned Merger structure, then Merger Sub will be merged with and into the Company, and the separate corporate existence of Merger Sub will cease. The Company will continue as the surviving corporation under the Planned Merger structure as a wholly-owned subsidiary of HoldCo, which in turn is a wholly-owned subsidiary of Parent. If the Requisite Consents are received and Parent elects at its option to proceed with the Alternative Merger structure, then HoldCo will be merged with and into the Company, and the Company will survive the Merger and, immediately or as promptly as practicable after consummation of the Alternative Merger, the Post-Effective Merger will be consummated pursuant to which the Company will be merged with and into Parent and Parent will survive the merger, and the separate corporate existence of the Company will cease.

If the Alternative Merger and the Post-Effective Merger are effected, concurrently with the Post-Effective Merger, Parent will expressly assume and certain restricted subsidiaries of Parent will guarantee, by the Assumption and Guarantee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and the Indenture on the part of the Company to be performed and observed, all in accordance with the provisions of Section 4.17 and Article 5 of the Indenture. In addition, if the Alternative Merger and Post-Effective Merger are effected, following the Post-Effective Merger, the former subsidiaries of the Company that are Material Restricted Subsidiaries (as defined under the Parent Indentures) and any other former subsidiary of the Company that has guaranteed debt will guarantee the indebtedness of Parent and its other subsidiaries.

If the Merger is completed, stockholders of the Company will be entitled to receive the Merger consideration of $26.50 in cash per share of Company common stock. The parties to the Merger Agreement expect to complete the Merger in the second or the third quarter of 2013, although the Company cannot assure consummation by any particular date, or at all. Because the Merger is subject to a number of conditions, including receipt of gaming and antitrust regulatory approvals and approval by the Company’s stockholders, the exact timing of the Merger cannot be determined at this time.

The Merger Agreement provides Parent and the Company with certain customary termination rights, including the right of either party to terminate if (i) the Merger has not been consummated by September 21, 2013 (which date may be extended under certain circumstances); (ii) both parties agree by mutual consent to terminate; (iii) either party receives notice from any applicable gaming authority that the required gaming approvals will not be granted; (iv) the required Company stockholder approval shall not have been obtained; or (v) the other party breaches or fails to perform its obligations under the Merger Agreement under certain circumstances. The Supplemental Indenture will have no force or effect, and no Final Payment will be payable, if the Merger Agreement is terminated prior to the consummation of the Merger.

3.	Calculation of Estimated Purchase Consideration

The fair value of the consideration expected to be transferred on the closing date includes the purchase price of the assets acquired, offset by the fair value of certain liabilities assumed and expenses incurred on behalf of the Company.

A preliminary estimate of the purchase price, assuming the transaction closed on March 12, 2013, is as follows:

In thousands

Estimated consideration for Company issued and outstanding common stock (i)	$875,259

Estimated consideration for Company stock options (ii)	48,685

Estimated consideration for Company restricted stock units (iii)	36,346

Estimated consideration for repayment of Company debt	883,639

Total estimated consideration transferred	$1,843,929

(i)	Estimated consideration for the Company’s issued and outstanding common stock based on 33,028,639 shares issued and outstanding.
(ii)	Estimated consideration for the Company’s stock options based on 5,761,538 options outstanding.
(iii)	Estimated consideration for the Company restricted stock units based on 1,371,543 outstanding restricted stock units.

For pro forma purposes, the number of shares of common stock, stock options, and restricted stock units outstanding was determined based on information available as of March 12, 2013. The final purchase consideration could differ from the amounts presented in the unaudited pro forma condensed combined financial information due to a change in the number of shares of common stock, stock options, and restricted stock units outstanding.

4.	Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of the Company will be recorded at the acquisition date fair values and added to those of Parent. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed as of December 31, 2012 and have been prepared to illustrate the estimated effect of the transaction. The allocation is dependent upon certain valuation and other studies that will not be complete until after the transaction has closed. Accordingly, the pro forma purchase price allocation is subject to further adjustments as additional information becomes available and additional analyses and final valuations are conducted following the completion of the transaction. There can be no assurance that these additional analyses and final valuations will not result in significant changes to the estimate of fair value set forth below.

The following table allocates the preliminary allocation of the estimated purchase consideration to the identifiable tangible assets acquired and liabilities assumed of the Company, with the excess recorded as goodwill.

In thousands
Current and other assets	$132,675
Property and equipment	1,768,915
Goodwill	915,424
Intangible assets (i)	555,000
Other noncurrent assets	53,843

Total assets	$3,425,857
Current liabilities	$150,892
Deferred tax liabilities (ii)	286,420
Other long-term liabilities	3,216
Debt (iii)	1,141,400

Total liabilities	$1,581,928
Net assets acquired	$1,843,929

(i)	Intangible assets consisted of trade names, customer relationships, and gaming licenses for the St. Charles, Kansas City, Lake Charles and East Chicago properties.
(ii)	The Company’s deferred tax liabilities were derived based on fair value adjustments for property and equipment, identified intangibles, and deferred financing costs. Deferred tax adjustments also considered the effect of the Company’s valuation allowance against its deferred tax assets.
(iii)	Debt was comprised of the Notes.

The fair value of property and equipment was estimated using a combination of the income, market or cost approaches, depending on the characteristics of the asset classification. With respect to certain personal property components of these assets (slot machines, furniture, fixtures and equipment, resort signage, vehicles and computer equipment) the cost approach was used, which is based on replacement or reproduction costs of the asset. The fair value of the land was determined using the market approach, which considers sales of comparable assets and applies compensating factors for any differences specific to the particular assets. Building and site improvements were valued using the cost approach using a direct cost model built on estimates of replacement cost.

The fair value of the assumed long-term debt was estimated based on bid prices for the Notes as of December 31, 2012.

The final determination of purchase price allocation upon the closing of the transaction will be based on the Company’s net assets acquired as of that date and will depend on a number of factors, which cannot be predicted with any certainty at this time. The purchase price allocation may change materially based on the receipt of more detailed information. Therefore, the actual allocations will differ from the pro forma adjustments presented.

5.	Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

The unaudited pro forma condensed combined balance sheet presented above reflects the following specific adjustments:

a)	Reflects the estimated cash payment to the Company’s stockholders and holders of options and restricted stock units

b)	Reflects the proceeds from debt expected to be incurred under the proposed Alternative Merger structure as follows:

(dollars in thousands)	Total Borrowing Capacity	Estimated Proceeds
Revolving Credit Facility (i)	$900,000 to $1,000,000	$62,000
Term Loan A	200,000	200,000
Term Loan B	1,760,000	1,460,000
Unsecured Notes	590,000	590,000

Total	$3,450,000 to $3,550,000	$2,312,000

(i)	Based on discussions with potential lenders, Parent expects to be able to obtain a revolving credit facility with the borrowing capacity in the range presented.

c)	Reflects the repayment of the Company’s secured and other debt as well as Parent’s secured and other debt including $2.9 million of original issue discount on Parent’s secured debt

d)	Reflects the estimated debt financing costs

e)	Reflects the estimated transaction fees, including the Consent Fee (assuming, for purposes of determining the Consent Fee, that Holders of 100% of the principal amount of the Notes deliver valid and unrevoked Consents)

f)	Reflect the repayment of interest accrued on the retired debt

g)	Represents a reclassification adjustment to conform the presentation of the Company to the presentation of Parent

h)	Reflects the adjustment to deferred taxes as a result of recording the acquired assets and assumed liabilities of the Company at their fair values

i)	Reflects the removal of the Company’s historical property and equipment, and the addition of the estimated fair value of the property and equipment acquired in the Merger

j)	Represents the removal of the Company’s historical goodwill, and the addition of the estimated goodwill acquired in the Merger

k)	Reflects the removal of the Company’s historical intangible assets, and the addition of the estimated fair value of the intangible assets comprised of trade name, customer relationships, and gaming licenses acquired in the Merger

l)	Reflects the removal of the deferred financing costs associated with the historical debt expected to be refinanced

m)	Reflects the fair value adjustment on the Notes

n)	Reflects the reversal of the Company’s historical equity

o)	Reflects the impact to equity of the write-off of deferred financing costs and original issue discount associated with historical debt expected to be refinanced

6.	Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

The unaudited pro forma condensed combined statement of operations presented above reflects the following specific adjustments:

a)	Represents reclassification adjustments to conform presentation of the Company to presentation of Parent

b)	Reflects the adjustment to amortization expense due to the amortization of the customer relationship intangible asset recognized in purchase accounting

c)	Reflects the adjustment to depreciation expense due to the fair value adjustment of property and equipment

d)	Represents the removal of the interest expense associated with the historical debt expected to be refinanced

e)	Reflects the interest expense associated with the debt facility proposed in the Alternative Merger structure

f)	Reflects the amortization of deferred financing charges associated with the debt facility proposed in the Alternative Merger structure

g)	Reflects the amortization of fair value premium associated with the Notes

h)	Reflects the adjustment to income tax expense as a result of the tax impact on the pro forma adjustments. Parent’s and the Company’s respective statutory income tax rates were used to compute their income tax expense related to each entity’s pro forma condensed combined statement of operations adjustment.

	Year Ended December 31, 2012
(dollars in thousands)	Parent	Company	Total
Pro Forma Adjustments	$102,331	$(58,806)	$43,525
Statutory Rate	0.0%	41.9%
Tax Impact	$—	$(24,640)	$(24,640)

7.	Financing Agreements

Parent estimates that the total amount of cash required to acquire the Company’s common stock, stock options and restricted stock units and pay certain related fees and expenses will be approximately $1.0 billion. In connection with entering into the Merger Agreement, Parent entered into the Commitment Letter with the Commitment Parties pursuant to which, among other things, each of the Commitment Parties has agreed to provide the following Debt Financing that will fund the Merger consideration, pay transaction fees and expenses, provide working capital and funds for general corporate purposes after the Merger, and, to the extent necessary, refinance certain of the existing indebtedness of the Company and Parent.

•

If the Company obtains consent to amend the Company Credit Facilities to permit such facilities to stay in place (the Merger would otherwise constitute an event of default under such facilities) and to increase the Company’s borrowing capacity thereunder by $211 million, then the Commitment Parties would arrange and provide for a new term loan contemplated under the Company Credit Amendment;

•	If the Company Credit Amendment is not obtained, then the Commitment Parties would arrange and provide a new $1.590 billion credit facility for the Company;

•

If Parent obtains consent to amend Parent’s Credit Facilities to increase its borrowing capacity thereunder by $405 million, then the Commitment Parties would arrange and provide for a new term loan contemplated under the Parent Credit Amendment;

•	If the Parent Credit Amendment is not obtained, then the Commitment Parties would arrange and provide a new $1.140 billion credit facility for Parent;

•

In the event the Requisite Consents are not received, then the Commitment Parties would arrange and provide the Company with a bridge loan in the amount of $1.050 billion to fund the repurchase of any Notes that are put to the Company in connection with a Change of Control Offer; and

•

In connection with the consummation of the Planned Merger, certain of the Commitment Parties will be engaged as underwriters or initial purchasers for the offer and sale of $315 million of new senior notes of HoldCo (or if such notes cannot be placed, provide HoldCo with a $315 million bridge loan).

The commitments of the Commitment Parties to provide the Debt Financing are subject to the satisfaction of customary conditions, including the following:

•	completion of customary definitive documentation relating to the various credit facilities;

•

the Merger shall have been consummated in accordance with the terms of the Merger Agreement and in compliance with applicable law and regulatory approvals and the Merger Agreement shall not have been amended or modified or any condition therein waived or consented to, to the extent such amendment, modification, consent or waiver is materially adverse to the lenders or the lead arrangers without the prior written consent of the lead arrangers;

•	all governmental and regulatory approvals, including gaming approvals, necessary for Parent to consummate the Debt Financing and the Merger shall have been obtained;

•	there shall not have occurred a Material Adverse Effect (as defined in the Merger Agreement) with respect to the Company and its subsidiaries since December 20, 2012;

•

the initial lenders and the other Commitment Parties shall have received a certification as to the financial condition and solvency of Parent, the Company and HoldCo, in each case on a consolidated basis (after giving effect to the Merger and the incurrence of indebtedness related thereto);

•

after giving effect to the Merger, none of Parent, the Company or HoldCo shall have any outstanding indebtedness for borrowed money or preferred stock other than (a) the loans and other extensions of credit under the Debt Financing and (b) certain other scheduled indebtedness; and

•	all fees and expenses due and payable in connection with the Merger and the Debt Financing shall have been paid.

The closing of the Merger is not conditioned on the receipt of the Requisite Consents pursuant to this Consent Solicitation Statement. However, if the Requisite Consents are obtained to permit Parent to proceed with the Alternative Merger, and Parent elects to proceed with the Alternative Merger and the Post-Effective Merger, a single and more simplified financing structure may be implemented for the combined company whereby:

•	the Company Credit Facilities and Parent Credit Facilities may be combined into a single new credit facility with Parent as the borrower; and

•

in lieu of proceeds from the HoldCo senior notes offering (or the bridge loan to HoldCo), Parent may receive proceeds from either a new notes offering by Parent or a bridge facility with Parent as the borrower.

In addition, the Alternative Merger structure is anticipated to provide Holders with an obligor with greater scale and diversification, and to provide the combined company with improved operational flexibility and greater realization of potential synergy opportunities than under the Planned Merger structure.

If the Requisite Consents to the Proposed Waivers and Amendments are not obtained or if Parent elects to proceed with the Merger under the Planned Merger structure notwithstanding the receipt of such Requisite Consents, and the Merger is consummated under the Planned Merger structure, the Company and its subsidiaries will be designated as unrestricted subsidiaries of Parent for purposes of the Parent Indentures and Parent’s credit facility and the Notes and other indebtedness of the Company and its subsidiaries will constitute non-recourse indebtedness to Parent and its other subsidiaries. Consequently, subject to limited exceptions, it will be difficult for Parent and its other subsidiaries to provide (i) any credit support to the Company and its subsidiaries, (ii) guarantees of the Notes or (iii) guarantees of any other indebtedness of the Company and its subsidiaries following the Planned Merger. As a result, from and after the closing of the Planned Merger, the businesses of the Company and its subsidiaries, on the one hand, and Parent and its subsidiaries, on the other hand, will be treated as separate credits for financing and satisfaction of covenant purposes, even though they will be consolidated for financial reporting purposes. In addition, Parent’s ability to make equity contributions or loans to the Company and its subsidiaries will be restricted. See “Solicitation Considerations” beginning on page 34 for a further discussion of the factors to consider before deciding whether to provide a Consent to the Proposed Waivers and Amendments.

In general, the Debt Financing commitments will expire on the earliest of (a) 5:00 p.m. (New York City time) on September 21, 2013, (b) the termination of the Merger Agreement, (c) the closing of the Merger, or (d) the date upon which the Company is successful in obtaining the Requisite Consents and Parent has obtained a commitment letter with respect to a simpler financing structure for the combined company as described above.

The Merger is not conditioned on Parent obtaining the Debt Financing described above and if the Merger Agreement is terminated due to Parent’s inability to obtain adequate financing, then Parent will be obligated under certain circumstances to pay the Company a reverse termination fee of $85 million.

While certain instruments of the Debt Financing have a variable interest rate based on the London Interbank Offered Rate (“LIBOR”), no sensitivity analysis with respect to the pro forma condensed combined statement of operations was prepared because these instruments are subject to a LIBOR floor of 1.25%. As of the date of this Consent Solicitation Statement, movements of 1/8 of one percent in the applicable LIBOR rate would result in these instruments continuing to be subject to the LIBOR floor rate.

PRO FORMA COMBINED ADJUSTED EBITDA

The following table sets forth the Consolidated Adjusted EBITDA of Parent and the Company for the twelve months ended December 31, 2012 and the unaudited pro forma combined Consolidated Adjusted EBITDA of Parent and the Company for the year ended December 31, 2012, taking into account the synergies Parent expects to achieve following the Merger and the Baton Rouge annualization increment.

Unaudited Pro Forma Combined Adjusted EBITDA

For the Twelve Months Ended December 31, 2012 with Synergies and Baton Rouge Annualization

(in thousands)

	2012 Consolidated Adjusted EBITDA (a)	Estimated Synergies (b)	Pro Forma 2012 Consolidated Adjusted EBITDA with Estimated Synergies (c)	Baton Rouge Annualization Increment (d)	Pro Forma 2012 Consolidated Adjusted EBITDA with Synergies and Baton Rouge Annualization (e)

Parent	$285,155	$20,000	$305,155	$9,706	$314,861

Company	361,585	20,000	381,585	—	381,585

Pro Forma Combined Consolidated Adjusted EBITDA (c)	$646,750	$40,000	$686,740	$9,706	$696,446

(a)	Represents the reported Consolidated Adjusted EBITDA for the twelve months ended December 31, 2012 for Parent and the Company, and such reported Consolidated Adjusted EBITDA for Parent and the Company on a combined total basis. Consolidated Adjusted EBITDA is a non-GAAP financial measure. Please see tables below for a reconciliation of non-GAAP financial measures.
(b)	Assumes that 50% of the $40 million in synergies estimated by Parent to be achieved as a result of the Merger accrues to each of the Company’s and Parent’s operating results, respectively.
(c)	Represents the sum of the reported Consolidated Adjusted EBITDA for the twelve months ended December 31, 2012 for Parent and the Company, and the sum of the estimated synergies that are assumed to accrue to the Company’s and Parent’s operating results.
(d)	Represents the incremental adjustment required to annualize the partial year Adjusted EBITDA operating performance of Parent’s new L’Auberge Baton Rouge property, which opened on September 1, 2012. In 2012, Parent’s L’Auberge Baton Rouge segment reported Adjusted EBITDA of $4.9 million, which if annualized would equate to $14.6 million.

(e)	Represents the sum of (i) Parent’s and the Company’s Consolidated Adjusted EBITDA for the twelve months ended December 31, 2012, (ii) the estimated synergies assumed to accrue to the Company’s and Parent’s operating results, and (iii) the Baton Rouge annualization increment.

Reconciliation of Non-GAAP Financial Measures

Reconciliation of the Company’s Consolidated Adjusted EBITDA

RECONCILIATION OF NET INCOME TO PRO FORMA CONSOLIDATED ADJUSTED EBITDA

OF THE COMPANY WITH ESTIMATED SYNERGIES

(Dollars in Thousands) (Unaudited)

Year Ended December 31, 2012
Net Income	$76,335
Income Tax Provision	27,964
Interest Expense, Net of Capitalized Interest	114,740
Interest Income	(44)
Other	(835)
Net Loss on Disposition of Assets	408
Impairment of Fixed Assets	9,563
Depreciation and Amortization	106,317
Stock-Based Compensation	18,253
Non-Operational Professional Fees	6,669
Non-Capitalizable Lake Charles Development Costs	1,121
Deferred Compensation Plan Expense	1,227
Loss on Early Retirement of Debt	—
Net River Flooding (Reimbursements)	(133)

Consolidated Adjusted EBITDA	$361,585

Estimated Synergies (a)	20,000

Pro forma Consolidated Adjusted EBITDA with Estimated Synergies	$381,585

(a)	Assumes that 50% of the $40 million in synergies estimated by Parent to be achieved as a result of the Merger accrues to the Company’s operating results

The Company defines Consolidated Adjusted EBITDA generally as earnings before interest, taxes, depreciation, amortization, other non-operating income and expenses, stock-based compensation, deferred compensation plan expense, non-operational professional fees, non-capitalizable development costs, impairment loss and river flooding reimbursements. In future periods, the calculation of Consolidated Adjusted EBITDA may be different than in this Consent Solicitation Statement.

The Company believes its presentation of the non-GAAP financial measure Consolidated Adjusted EBITDA is an important supplemental measure of operating performance to investors. The following discussion defines these terms and explains why the Company believes Consolidated Adjusted EBITDA is a useful measure of its performance.

Consolidated Adjusted EBITDA is a commonly used measure of performance in the gaming industry that the Company believes, when considered with measures calculated in accordance with United States generally accepted accounting principles, or GAAP, gives investors a more complete understanding of operating results before the impact of investing and financing transactions, income taxes and certain non-cash and non-recurring items and facilitates comparisons between us and our competitors.

Consolidated Adjusted EBITDA is a significant factor in management’s internal evaluation of total Company and individual property performance and in the evaluation of incentive compensation for employees. Therefore, the Company believes Consolidated Adjusted EBITDA is useful to investors because it allows greater transparency related to a significant measure used by management in its financial and operational decision-making and because it permits investors similarly to perform more meaningful analyses of past, present and future operating results and evaluations of the results of core ongoing operations. Furthermore, the Company believes investors would, in the absence of the Company’s disclosure of Consolidated Adjusted EBITDA, attempt to use equivalent or similar measures in assessment of its operating performance and the valuation of the Company. The Company has reported Consolidated Adjusted EBITDA to its investors in the past and believes the inclusion of Consolidated Adjusted EBITDA at this time will provide consistency in its financial reporting.

The use of Consolidated Adjusted EBITDA has certain limitations. The Company’s presentation of Consolidated Adjusted EBITDA may be different from the presentations used by other companies and therefore comparability among companies may be limited. Depreciation expense for various long-term assets, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of the Company’s Consolidated Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of the Company’s results. Additionally, Consolidated Adjusted EBITDA does not consider capital expenditures and other investing activities and should not be considered as a measure of the Company’s liquidity. The Company compensates for these limitations by providing the relevant disclosure of the Company’s depreciation, interest and income tax expense, capital expenditures and other items both in the Company’s reconciliations to the GAAP financial measures and in the Company’s consolidated financial statements, all of which should be considered when evaluating the Company’s performance.

Consolidated Adjusted EBITDA should be used in addition to and in conjunction with results presented in accordance with GAAP. Consolidated Adjusted EBITDA should not be considered as an alternative to net income, operating income or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. Consolidated Adjusted EBITDA reflects additional ways of viewing the Company’s operations that the Company believes, when viewed with the Company’s GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the Company’s business than could be obtained absent this disclosure. Management strongly encourages investors to review the Company’s financial information in its entirety and not to rely on a single financial measure.

Reconciliation of Parent’s Consolidated Adjusted EBITDA

RECONCILIATION OF INCOME (LOSS) FROM CONTINUING OPERATIONS

TO PRO FORMA CONSOLIDATED ADJUSTED EBITDA OF PARENT WITH SYNERGIES AND

PRO FORMA CONSOLIDATED ADJUSTED EBITDA OF PARENT

WITH SYNERGIES AND BATON ROUGE ANNUALIZATION

(Dollars in Thousands) (Unaudited)

Year Ended December 31, 2012
Income (Loss) From Continuing Operations	$(22,639)
Income Tax Expense	4,675
Loss on Early Retirement of Debt	20,718
Interest Expense, Net of Interest Income and Capitalized Interest	93,687
Loss on Equity Method Investment	30,780
Depreciation and Amortization	115,694
Write-downs, Reserves and Recoveries, net	11,818
Non-Cash Share-Based Compensation	8,789
Pre-opening and Development Costs	21,633

Consolidated Adjusted EBITDA	$285,155

Estimated Synergies (a)	20,000

Pro forma Adjusted EBITDA with Estimated Synergies	$305,155

Baton Rouge Annualization Increment (b)	9,706

Pro forma Adjusted EBITDA with Synergies and Baton Rouge Annualization	$314,861

(a)	Assumes that 50% of the $40 million in synergies estimated by Parent to be achieved as a result of the Merger accrue to Parent’s operating results.
(b)	Represents the incremental adjustment required to annualize the partial year Consolidated Adjusted EBITDA operating performance of Parent’s new L’Auberge Baton Rouge property, which opened on September 1, 2012. In 2012, Parent’s L’Auberge Baton Rouge segment reported Adjusted EBITDA of $4.9 million, which if annualized, would equal to $14.6 million.

Parent defines Consolidated Adjusted EBITDA, a non-GAAP financial measure, as earnings before depreciation, amortization, pre-opening and development expenses, non-cash share-based compensation, asset impairment costs, write-downs, reserves, recoveries, gain (loss) on sale of certain assets, interest income and expense, income (loss) from equity method investments, loss on early extinguishment of debt, loss on sale of discontinued operations, discontinued operations and income taxes.

Parent uses Consolidated Adjusted EBITDA to compare operating results among Parent’s properties and between accounting periods. Parent believes Consolidated Adjusted EBITDA is a useful measure because it is used by management as a performance measure to analyze the performance of Parent’s business, and is especially relevant in evaluating large, long-lived casino-hotel projects because Consolidated Adjusted EBITDA provides a perspective on the current effects of operating decisions separated from the substantial non-operational depreciation charges and financing costs of such projects. Parent eliminates the results from discontinued operations as they are discontinued. Parent also reviews pre-opening and development expenses separately; as such expenses are also included in total project costs when assessing budgets and project returns, and because such costs relate to anticipated future revenues and income. Parent believes that Consolidated Adjusted EBITDA is a useful measure for investors because it is an indicator of the strength and performance of ongoing business operations, including Parent’s ability to service debt and fund capital expenditures, acquisitions and operations. Consolidated Adjusted EBITDA calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare operating performance and value of companies within Parent’s industry. In addition, Parent’s credit agreement and note indentures require compliance with financial measures similar to Consolidated Adjusted EBITDA.

Consolidated Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure provided in accordance with GAAP. Parent’s calculation of Consolidated Adjusted EBITDA may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

SOLICITATION CONSIDERATIONS

Prior to delivering a Consent, Holders of the Notes should carefully consider the factors set forth below in addition to the other information described elsewhere or incorporated by reference in this Consent Solicitation Statement, including the risk factors set forth in each of the Company’s and Parent’s annual reports on Form 10-K for the year ended December 31, 2012 incorporated herein by reference. For a discussion of certain U.S. federal income tax considerations of the Consent Solicitation to beneficial owners of the Notes, see “Certain U.S. Federal Income Tax Considerations.”

The consummation of the Consent Solicitation and payment of the Consent Fee are subject to conditions.

The Consent Fee will be paid in its component parts consisting of the Initial Payment and the Final Payment. The Initial Payment, being equal to 50% of the Consent Fee, will be payable to consenting Holders by or on behalf of the Company promptly after the execution of the Supplemental Indenture. The Final Payment, being equal to the remaining 50% of the Consent Fee, will be payable to consenting Holders by or on behalf of the Company promptly after the date of the consummation of the Merger, if at all. Parent’s obligation to cause the Company to accept and pay the Consent Fee for valid and unrevoked Consents to the Proposed Waivers and Amendments is subject to and conditioned upon the Consent Conditions. In particular, the Final Payment will not be paid if the Merger Agreement is terminated for any reason prior to the consummation of either Merger. The Company cannot assure Holders that the Consent Conditions will be satisfied and that Holders that have delivered valid and unrevoked Consents will receive all or any portion of the Consent Fee. Moreover, Holders that do Consent prior to the Expiration Time may have to wait an extended period of time for the consummation of either Merger before receiving the Final Payment.

In addition, Parent has committed to provide to the Company the funds that the Company requires to pay the Consent Fee. If Parent does not fulfill its obligation to timely provide the Company with such funds, the Company may be unable to pay the Consent Fee or may delay the payment of the Consent Fee.

The closing of the Merger is dependent upon the satisfaction or waiver of conditions, which may prevent the Merger from being consummated within the anticipated timeline, or at all. If completed, the Merger may not achieve its intended results, and the Company and Parent may be unable to successfully integrate their operations.

The closing of the Merger is dependent upon the satisfaction or waiver of conditions (some of which may not be waivable), including conditions relating to the Company stockholder approval, antitrust matters, and receipt of requisite gaming regulatory approvals, which may prevent the Merger from being consummated within the anticipated timeline, or at all. If the Merger is not completed on the timeline expected or at all, the Company would nonetheless incur the significant expenses related to the Company’s pursuit of the Merger without realizing the expected benefits.

Parent has advised the Company that Parent entered into the Merger Agreement with the expectation that the Merger will result in various benefits for the combined company, including, among others, synergies resulting from cost savings and operating efficiencies. Achieving the anticipated benefits of the Merger is subject to a number of uncertainties, including whether the respective businesses and assets of both companies can be integrated in an efficient and effective manner. It is possible that the integration process could take longer than anticipated and could result in the loss of key employees, the disruption of each company’s ongoing businesses, processes and systems or inconsistencies in standards, controls, procedures, practices, policies and compensation arrangements, any of which could adversely affect the combined company’s ability to achieve the anticipated benefits of the Merger. The combined company’s results of operations could also be adversely affected by any issues attributable to either company’s operations that arise or are based on events or actions that occur prior to the closing of the Merger. The combined company may have difficulty addressing differences that may exist in the Company’s and Parent’s respective corporate cultures and management philosophies. The integration process is subject to a number of uncertainties, and no assurance can be given that the anticipated benefits will be realized or, if realized, the timing of their realization. In addition, the Company and Parent will incur significant non-recurring transaction costs and expenses in connection with the Merger and the Debt Financing. These costs include fees paid to legal, financial and accounting advisors, Debt Financing-related fees and expenses, and filing fees and printing costs. Additional unanticipated costs may be incurred in the integration of the businesses of the Company and Parent. There can be no assurance that the potential elimination of certain duplicative costs, as well as the potential realization of other efficiencies related to the integration of the two businesses, will offset the incremental Merger-related costs over time. Thus, any net benefit may not be achieved in the near term, the long term or at all. Many of these costs will be incurred whether or not the Merger is consummated.

The failure to achieve the anticipated benefits of the Merger could result in increased costs or decreases in the amount of expected revenues and could adversely affect the Company’s, Parent’s or the combined company’s results of operations, financial condition and liquidity and the ability of the Company, Parent or the combined company to satisfy its financial covenants, comply with other restrictive covenants and pay or refinance the Notes and other indebtedness.

The consummation of the Merger is subject to the receipt of various regulatory consents and clearances that may result in conditions that could have an adverse effect on the combined company or, if not obtained, could prevent consummation of the Merger.

Before the Merger may be completed, various approvals or clearances must be obtained from regulatory authorities that may impose requirements, limitations or costs or place restrictions on the conduct of the combined company’s business. Regulators may impose conditions, terms, obligations or restrictions that may have the effect of preventing or delaying consummation of the Merger or imposing additional material costs on or materially limiting anticipated revenues and benefits following the Merger.

Under the Merger Agreement, Parent has agreed to use its reasonable best efforts to obtain as promptly as practicable the expiration of all waiting periods and obtain all approvals and consents required to consummate the Merger, including, if necessary: (i) placing particular assets or an operating property in trust upon the closing pending obtaining control upon subsequent gaming approval, (ii) agreeing to sell, divest, or otherwise convey particular assets or an operating property of Parent and its subsidiaries, and (iii) agreeing to sell, divest, or otherwise convey particular assets or an operating property of the Company and its subsidiaries, contemporaneously with or subsequent to the effective time of the Merger. However, Parent would not be required to divest or place in trust, or permit the Company to divest or place in trust, more than two operating properties (and under no circumstances more than one operating property in any one state).

Any disposition of properties could have a material adverse impact on the results of operations, financial condition and liquidity of the Company, Parent and/or the combined company and the ability of the Company, Parent and/or the combined company to maintain compliance with its financial covenants and to make payments on, or refinance, the Notes and other indebtedness after the Merger. In addition, it is expected that the terms of the Debt Financing would require that the net cash proceeds from any sale of assets completed to satisfy regulatory requirements in respect of either Merger or the Post-Effective Merger be applied, to the extent permitted under the Indenture, the Parent Indentures and/or the credit facilities of Parent and the Company, as applicable, to prepay the indebtedness incurred under the Debt Financing subject to certain exceptions to be agreed upon in the Debt Financing documentation. The Indenture and the Parent Indentures also require that proceeds from an asset sale generally must, within 360 days after receipt thereof, be applied either to reinvest in productive assets or asset acquisitions not prohibited by such indentures or to permanently prepay or repay senior indebtedness.

The Company and Parent will be subject to various uncertainties and contractual restrictions while the Merger is pending that could adversely affect their financial results which, in turn, could adversely affect their ability to comply with financial covenants and make payments on, or refinance, their indebtedness, including the Notes.

Uncertainty about the effect of the Merger on employees, suppliers, vendors and customers may have an adverse effect on the Company and/or Parent. These uncertainties may impair the Company’s and/or Parent’s ability to attract, retain and motivate key personnel until the Merger is completed and for a period of time thereafter, and could cause customers, suppliers, vendors and others who deal with either the Company or Parent to seek to change existing business relationships with either of them. Employee retention and recruitment may be particularly challenging prior to consummation of the Merger, as employees and prospective employees may experience uncertainty about their future roles with the post-Merger company. The pursuit of the Merger and the preparation for the integration may place a significant burden on management and internal resources of either or both companies. Any significant diversion of management’s attention away from ongoing business and any difficulties encountered in the transition and integration process could adversely affect the Company’s and/or Parent’s financial results prior to the Merger and the combined company’s financial results post-Merger, which, in turn, could adversely affect the ability of the Company, Parent and/or the combined company to maintain compliance with its financial covenants and to make payments on, or refinance, the Notes and other indebtedness after the Merger.

Parent may be unable to obtain financing to complete the Merger, in which case Parent will need to seek alternative sources of capital or the consummation of the Merger will be jeopardized.

Parent intends to fund the cash required in connection with the Merger largely with debt financing. In connection with the Merger, Parent entered into the Commitment Letter pursuant to which the Commitment Parties have agreed to provide the financing necessary to fund the Merger consideration, pay transaction fees and expenses, provide working capital and funds for general corporate purposes after the Merger, and, to the extent necessary, refinance the existing indebtedness of the Company and Parent. See “Purposes and Effects of the Consent Solicitation–Financing of the Merger” for more information.

Financing among the debt facilities contemplated under the Commitment Letter is subject to adjustment, including in response to the then-prevailing market conditions, and the funding of the Debt Financing is contingent on the satisfaction of certain conditions set forth in the Commitment Letter. To the extent that market conditions deteriorate between now and the funding of the Debt Financing or Parent is unable to satisfy the relevant conditions to the Debt Financing, Parent may be unable to finance the Merger on terms acceptable to Parent or at all. To the extent that Parent is unable to consummate the Debt Financing, Parent will need to seek alternate sources of capital, which may have a higher cost than the Debt Financing. Such higher cost of capital could have a material adverse effect on the financial results and condition and liquidity of the Company, Parent and/or the combined company and the ability of the Company, Parent and/or the combined company to maintain compliance with its financial covenants and to make payments on, or refinance, the Notes and other indebtedness after the Merger.

If the Requisite Consents are not obtained and the transaction is consummated under the Planned Merger structure, it will be difficult for Parent and its other subsidiaries to provide any credit support to Ameristar and its subsidiaries or guarantees of the indebtedness of Ameristar and its subsidiaries following the consummation of the Planned Merger.

If the Requisite Consents are not obtained and the transaction is consummated under the Planned Merger structure, the Company and its subsidiaries will be designated as unrestricted subsidiaries of Parent for purposes of the Parent Indentures and Parent’s credit facility and the Notes and other indebtedness of the Company and its subsidiaries will constitute non-recourse indebtedness to Parent and its other subsidiaries. Among other requirements, to qualify as non-recourse indebtedness, the indebtedness of Company and its subsidiaries must constitute indebtedness as to which Parent and its restricted subsidiaries (i) will have limited or no ability to provide credit support of any kind; (ii) will not be directly or indirectly liable (as a guarantor or otherwise); or (iii) will not constitute the lender.

Consequently, subject to limited exceptions, it will be difficult for Parent and its other subsidiaries to provide any credit support to the Company and its subsidiaries or guarantees of the Notes or any other indebtedness of the Company and its subsidiaries following the Planned Merger based on the covenants contained in the Parent Indentures and Parent’s credit facility. As a result, from and after the closing of the Planned Merger, the businesses of the Company and its subsidiaries, on the one hand, and Parent and its subsidiaries, on the other hand, will be treated as separate credits for financing and satisfaction of covenant purposes, even though they will be consolidated for financial reporting purposes.

Moreover, if the Requisite Consents are not obtained and the Merger is consummated under the Planned Merger structure, the ability of Parent and its other subsidiaries to make equity contributions or loans to the Company and its subsidiaries will be restricted upon consummation of the Planned Merger. The designation of the Company and its subsidiaries as unrestricted subsidiaries will limit Parent’s ability, from and after the Planned Merger, to move cash between the Company and its subsidiaries, on the one hand, and Parent and its subsidiaries, on the other hand. Specifically, following the consummation of the Planned Merger, any contribution of capital or loans from Parent or any of its restricted subsidiaries to the Company or any of its Restricted Subsidiaries will constitute a restricted payment under the Parent Indentures and Parent’s credit facility and will be subject to the restricted payment limitations thereunder. These restrictions could adversely affect the ability of Parent or any of its Restricted Subsidiaries to provide equity contributions or loans to the Company or its Restricted Subsidiaries, particularly if a significant portion of Parent’s restricted payment capacity is used to pay the Merger consideration or otherwise. Similarly, any dividends from the Company to HoldCo or from the Company or HoldCo to Parent, will be considered Restricted Payments under the Indenture, from and after the Planned Merger, and subject to the limitations contained in Section 4.07 of the Indenture. The foregoing limitations and restrictions that result from the Planned Merger structure may adversely impact the Company’s and the combined company’s liquidity, as well as the ability to service debt of Parent, HoldCo and the Company, and could limit Parent’s, the Company’s and the combined company’s operational and financial flexibility and have an adverse impact on each of their results of operations and financial condition.

The Company, Parent and/or the combined company will be significantly more leveraged after consummation of the Merger than they have been in the recent past, which, among other things, could adversely impact the ability to pay or refinance their respective indebtedness, including the Notes.

If the Planned Merger is consummated:

•	the total indebtedness of the Company as of December 31, 2012, after giving effect to the Planned Merger, is expected to be $2.250 billion, of which $1.210 billion is expected to be secured debt; and

•	the Company is expected to incur additional indebtedness by increasing its borrowing capacity under its secured credit facility by $211 million;

•	the Company also may need to obtain a bridge loan of up to $1.050 billion to fund the repurchase of any of Notes that are put to the Company;

•	the total indebtedness of Parent as of December 31, 2012, after giving effect to the Planned Merger, is expected to be $1.904 billion, of which $779 million is expected to be secured debt;

•	Parent is expected to incur additional indebtedness by increasing its borrowing capacity under its secured credit facility by $405 million; and

•	HoldCo is expected to issue $315 million in new senior unsecured notes pursuant to the Debt Financing to fund a portion of the Merger consideration.

If the Alternative Merger and the Post-Effective Merger are consummated:

•

the total indebtedness of the combined company as of December 31, 2012, after giving effect to the Alternative Merger, is expected to be $4.477 billion, of which $1.722 billion is expected to be secured debt; and

•

the combined company expects to increase its indebtedness by $1.108 billion in the aggregate, $518 million of which is expected to constitute new secured debt under Parent’s credit facility and the Company’s credit facility (or a new combined facility with Parent as the borrower) and $590 million of which is expected to constitute new senior unsecured notes to be issued by Parent (in lieu of HoldCo) that will rank pari passu with the Notes.

Furthermore, in addition to the Notes, it is expected that Parent will continue to have outstanding an aggregate of $1.125 billion principal amount of senior notes and senior subordinated notes after the Merger. If the Alternative

Merger is consummated, the Notes will rank pari passu with the Parent senior notes and senior to the Parent senior subordinated notes.

This increased level of indebtedness in the case of either the Planned Merger or the Alternative Merger could result in Parent, the Company and/or the combined company having difficulty accessing capital markets or raising capital on favorable terms and the financial results of Parent, the Company and/or the combined company could be negatively affected by the inability to raise capital or because of the cost of such capital, which could adversely impact the ability of Parent, the Company and/or the combined company to maintain compliance with financial covenants and to make payments on, or refinance, the Notes and other indebtedness after the Merger. This increased level of indebtedness could have important consequences to the Holders, including any of the following risks:

•

A substantial portion of the cash flows from operations of Parent, the Company and/or the combined company would be used to pay principal and interest on its indebtedness, which would reduce the funds available for other purposes upon consummation of either Merger.

•	The increased indebtedness of Parent, the Company and/or the combined company could make each more vulnerable in the event of a downturn in its respective business or general economic conditions.

•

Parent, the Company and/or the combined company may incur additional secured debt. If any of them were to default on such secured debt, the lenders of such debt could foreclose on all or substantially all of its respective assets, which would have a material adverse effect on its results of operations, financial condition and liquidity and its ability to maintain compliance with its financial covenants and to make payments on, or refinance, the Notes and other indebtedness after consummation of either Merger.

•

The instruments governing the debt of Parent, the Company and/or the combined company impose certain covenants, including covenants that require Parent, the Company and/or the combined company maintain certain financial ratios. The increased indebtedness could make it difficult for Parent, the Company and/or the combined company to maintain compliance with such covenants, which could lead to an event of default under these instruments or otherwise restrict the ability of Parent, the Company and/or the combined company to execute their business plan, which could have a material adverse effect on the results of operations, liquidity and financial condition of Parent, the Company and/or the combined company.

•

The increased level of indebtedness of Parent, the Company and/or the combined company could adversely affect the credit ratings of Parent, the Company and/or the combined company, which could increase the cost of borrowing or adversely impact the ability to borrow in the future, including to refinance the Notes if necessary.

•

The increased level of indebtedness of Parent, the Company and/or the combined company could adversely impact the ability to refinance debt, including the Notes, as it becomes due on terms acceptable to Parent, the Company and/or the combined company, or at all, and adversely impact the ability to obtain additional financing for working capital, capital expenditures, acquisitions, or debt service requirements, which also would have a material adverse effect on the liquidity and financial condition of Parent, the Company and/or the combined company.

•

The increase in interest expense of Parent, the Company and/or the combined company related to the higher total leverage of Parent, the Company and/or the combined company could affect liquidity, results of operations and financial condition, and the ability to maintain compliance with financial covenants and to make payments on, or refinance, the Notes and other indebtedness after the consummation of either Merger.

The amount of secured debt of the combined company is expected to increase significantly at the closing of the Merger, which may adversely affect your right to enforce remedies since the Notes and the related guarantees will continue not to be secured by any of the combined company’s assets and your right to enforce remedies will be limited by the rights of holders of secured debt.

In connection with the Merger, as noted above, Parent and the Company anticipate significantly increasing the amount of their secured debt to be incurred under their respective credit facilities, or in the event of the consummation of the Alternative Merger, potentially under a single new combined credit facility with Parent as the borrower. Following the consummation of the Merger, the Notes and the Guarantees will continue to be unsecured by any of the combined company’s assets. In addition, if the Alternative Merger is consummated, (i) the obligations under the Parent Credit Facilities (or a new combined credit facility) will be guaranteed by the Company’s significant subsidiaries and are expected to be secured by the capital stock of each such subsidiary, and (ii) the Company’s significant subsidiaries are expected to grant the collateral agent, for the benefit of the lenders, first priority liens and security interests on substantially all of their real and personal property, subject to certain exceptions, as additional security for the performance of the obligations under the Parent Credit Facilities (or the new combined credit facility). Furthermore, if the Alternative Merger is consummated, (i) the obligations under the Company Credit Facilities (or the new combined credit facility) also will be guaranteed by Parent’s significant subsidiaries and are expected to be secured by the capital stock of each such subsidiary, and (ii) the Parent’s significant subsidiaries are expected to grant the collateral agent, for the benefit of the lenders, first priority liens and security interests on substantially all of their real and personal property, subject to certain exceptions, as additional security for the performance of the obligations under the Company Credit Facilities (or the new combined credit facility).

If the Planned Merger is consummated, Parent and the Company will continue to be the borrower under their respective secured credit facilities (as may be amended or restated), and the obligations thereunder will continue to be guaranteed by their respective significant subsidiaries and secured by the grant of a first priority lien and security interests on substantially all of their respective real and personal property, subject to certain exceptions. However, due to the limitations imposed under the Planned Merger structure as described above, neither Parent nor any of its subsidiaries (other than the Company and its subsidiaries) will guarantee, or grant any security interests to secure the performance of, the Notes.

If the combined company becomes insolvent or is liquidated after the Merger, or if amounts due under Parent’s or the Company’s secured credit facility (or the new combined credit facility) are accelerated, it is expected that the collateral agent under each such credit facility will be entitled to exercise the remedies available to a secured lender under applicable law and the terms of such credit facility. Accordingly, the lenders under each such credit facility will have a prior claim with respect to the assets collateralizing the credit facility and there may not be sufficient assets remaining to pay amounts due on the Notes then outstanding.

Furthermore, in certain circumstances, the Company and Parent are permitted under the terms of the indenture governing their debt to incur additional secured indebtedness and the amount of such secured indebtedness may be substantial. In the Planned Merger structure, the Notes will be effectively subordinated to the Company’s existing and future secured indebtedness and the guarantees will be effectively subordinated to the existing and future secured indebtedness of the Guarantors, in each case, to the extent of the value of the assets securing that indebtedness. In the Alternative Merger structure, the Notes will be effectively subordinated to the existing and future secured indebtedness of Parent (as successor to the Company in the Post-Effective Merger) and the guarantees will be effectively subordinated to the existing and future secured indebtedness of the Guarantors, in each case, to the extent of the value of the assets securing that indebtedness. As a result, holders of Notes may receive less, ratably, than holders of secured debt of the Company, Parent and/or the Guarantors in the event of a bankruptcy or liquidation.

The combined company’s future results may differ materially from the unaudited pro forma financial information included in this Consent Solicitation Statement.

The unaudited pro forma financial information, including the unaudited pro forma combined Consolidated Adjusted EBITDA of the Company and Parent, included in this Consent Solicitation Statement is provided by Parent for illustrative purposes only, is based on various adjustments, assumptions and preliminary estimates and may not be an accurate indication of the combined company’s financial condition or results of operations following the Planned Merger or the Alternative Merger for several reasons, including the actual results of operations of the Company and Parent between the date of the pro forma financial information and the consummation of the Merger. The combined company’s actual financial condition and results of operations following either Merger may not be consistent with, or evident from, this pro forma financial information. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations before or following the Merger, including if a regulatory authority requires the disposition of one or more assets in order to gain approval to consummate the Merger. Any potential decline in the combined company’s financial condition or results of operations may adversely impact the combined company’s ability to meet its payment and other obligations with respect to the Notes following the Merger.

Note holders may be required to be licensed by a gaming authority and, if not so licensed, you may have to dispose of the Notes if your ownership of the Notes is determined to be harmful to the Company or, if the Merger occurs, the combined company.

As a holder of the Notes you may be required to comply with registration, licensing, qualification or other requirements under gaming laws or dispose of your Notes. The gaming authorities of any jurisdiction in which we currently or in the future conduct or propose to conduct gaming may require that a holder of the Notes be registered, licensed, qualified or found suitable, or comply with any other requirement under applicable gaming laws.

In addition, the certificate of incorporation of Parent grants Parent the power to redeem its securities or the securities of its affiliated companies, including the Notes from and after the Merger, from a person who owns or controls these securities if:

•	that person is determined by a governmental gaming authority to be unsuitable to own or control these securities, or

•

in the sole discretion of Parent’s board of directors, that person is deemed likely to jeopardize Parent’s right to conduct gaming activities in any of the jurisdictions in which Parent conducts gaming activities.

Under the foregoing circumstances, Parent may redeem, and if required by the applicable gaming authority, must redeem, that person’s securities to the extent required by the gaming authority or deemed necessary or advisable by Parent (the Company’s articles of incorporation also contain similar provisions with respect to redemptions required by the Mississippi Gaming Commission). The redemption price will be determined by the gaming authority or otherwise will be a price deemed reasonable by Parent, which in Parent’s discretion could be the original purchase price or the then current trading price of the securities. Furthermore, Parent may pay the redemption price in cash, by promissory note, or both, as required by the gaming authority or otherwise as Parent elects. If the Merger occurs, by remaining as a Holder or beneficial owner of a Note, each Holder or beneficial owner of a Note agrees that the Notes held by such Holder or beneficial owner shall be subject to the aforementioned provisions of Parent’s certificate of incorporation, including any amendments thereto or any successor provisions thereto.

There can be no assurance to Holders that existing rating agency ratings for the Notes will be maintained or that the Notes will continue to trade at existing levels.

No assurance can be given to the Holders that as a result of the Consent Solicitation or otherwise, one or more rating agencies, including Standard & Poor’s or Moody’s, will not take action to downgrade or negatively comment upon their respective ratings of the Notes. Any downgrade or negative comment would likely adversely affect the market price of the Notes. In addition, the Notes may not continue to trade at existing levels as a result of the Consent Solicitation or otherwise, which could result in an adverse impact on the liquidity and trading prices for the Notes. Moreover, if the Requisite Consents are not received and Notes are tendered in the Change of Control Offer, the trading prices of the Notes may be materially and adversely impacted.

Your ability to revoke a Consent is limited.

Each properly completed and executed Consent Letter will be counted, notwithstanding any transfer of the Notes to which such Consent relates, unless the procedure for revocation of Consents described under “The Consent Solicitation – Revocation of Consent” are followed. The Indenture provides that, prior to the execution of the Supplemental Indenture, any Holder of a Note and every subsequent Holder of a Note or a portion of a Note that evidences the same debt as the consenting Holder’s Note may revoke any Consent given as to such Notes or any portion of such Notes. A Holder desiring to revoke a Consent must, at or prior to the Consent Time, deliver to the Information and Tabulation Agent at the address or facsimile number set forth on the back cover of this Consent Solicitation Statement a written revocation of such Consent containing the name of such Holder, the serial number of the Notes to which such revocation relates (or in the case of a DTC Participant such account numbers), the principal amount of Notes to which such revocation relates and the signature of such Holder. See “The Consent Solicitation – Revocation of Consent.”

The Company and the Guarantors anticipate executing (and requesting the Trustee to execute pursuant to the Indenture) the Supplemental Indenture at the Consent Time promptly after receipt of the Requisite Consents. Holders should note that the Consent Time may occur prior to the Expiration Time and Holders will not be given prior notice of such Consent Time. A Consent becomes irrevocable upon execution of the Supplemental Indenture at the Consent Time, regardless of whether the Consent Time occurs prior to or after the Expiration Time.

Non-consenting Holders will be bound by the Proposed Waivers and Amendments if the Consent Solicitation is approved but will not receive the Consent Fee.

If the Holders of at least a majority in aggregate principal amount of the outstanding Notes (other than Notes held by the Company, any Guarantor , or any affiliates thereof) validly deliver (and do not revoke) the Requisite Consents, the Company, the Guarantors and the Trustee will execute the Supplemental Indenture effecting the Proposed Waivers and Amendments. The Consent Solicitation will expire at 5:00 p.m., New York City time, on March 22, 2013, unless earlier terminated or extended. Holders who wish to receive the Consent Fee must deliver their Consents to the Proposed Waivers and Amendments to the Information and Tabulation Agent before the Expiration Time, and not revoke them.

Once the Supplemental Indenture becomes effective, it will be binding on all Holders of Notes whether or not they delivered a Consent to the Proposed Waivers and Amendments. Holders of Notes that do not deliver valid and unrevoked Consents to the Proposed Waivers and Amendments prior to the Expiration Time will not receive the Consent Fee.

The Company and Parent may acquire Notes, whether or not the Requisite Consents are obtained, through open market purchases, privately negotiated transactions or otherwise.

From time to time, the Company and Parent may acquire Notes, whether or not the Requisite Consents are received, through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise, upon such terms and at such prices (which could be in the form of cash or other consideration) as the Company and Parent may determine, which may be more or less than the sum of the Consent Fee and the prevailing market price of the Notes following consummation of this Consent Solicitation or, if required, the price required to be paid to Holders in connection with a Change of Control Offer.

Parent may elect to proceed with its acquisition of the Company under the Planned Merger structure notwithstanding the receipt of the Requisite Consents.

Notwithstanding the receipt of the Requisite Consents to permit Parent to proceed with the Alternative Merger structure, Parent may elect, in its discretion, to proceed with its acquisition of the Company under the Planned Merger structure. The Company will provide the Trustee with notice of consummation of the Merger under either the Planned Merger or Alternative Merger structure. If the Trustee receives written notice from the Company of consummation of the Merger under the Planned Merger structure, the Proposed Amendments will become operative immediately prior to the effective time of the Planned Merger, except that the Section 4.07 Amendments will not become operative and will have no force and effect whatsoever. If Parent elects to proceed with the Planned Merger, the Final Payment will be paid promptly following the consummation of the Planned Merger.

While it is expected that the Post-Effective Merger will be consummated immediately following the Alternative Merger, until the Post-Effective Merger is consummated Holders will not have the benefit of the Restricted Payments covenant in the Indenture with respect to Parent and its restricted subsidiaries.

Pursuant to the terms of the Merger Agreement, Parent is required to consummate the Post-Effective Merger immediately following the Alternative Merger. The Company has no reason to believe that Parent will not consummate the Post-Effective Merger immediately after the Alternative Merger as is anticipated and required. However, if for any reason the Post-Effective Merger is not consummated after the Alternative Merger, until the Post-Effective Merger is so consummated, Holders will not have the benefit of the Restricted Payments covenant of the Indenture, and the Company and its Restricted Subsidiaries would not then be restricted by the Indenture from paying dividends, making loans and advances, repaying indebtedness owed and transferring property or assets (including through investments) to Parent or to any of its restricted subsidiaries.

THE CONSENT SOLICITATION

General

The Company, at the request and expense of Parent pursuant to the Merger Agreement, is seeking consents from Holders of at least a majority in principal amount of all outstanding Notes (other than Notes held by the Company, any Guarantor or affiliates thereof) voting as a single class to the Proposed Waivers and Amendments to the Indenture. See “Description of the Proposed Waivers and Amendments.”

Regardless of whether the Proposed Waivers and Amendments become operative, the Notes will continue to be outstanding in accordance with all other terms of the Notes and the Indenture. The changes sought to be effected by the Proposed Waivers and Amendments will not alter the Company’s obligation to pay the principal of or interest on the Notes or alter the stated interest rate, maturity date or redemption provisions of the Notes, or its obligation to comply with the restrictive covenants in the Indenture, as may be amended by the Proposed Amendments.

Subject to the satisfaction of the applicable conditions, the Company and Guarantors intend to execute, and to request that the Trustee execute pursuant to the terms of the Indenture, the Supplemental Indenture promptly following the receipt of the Requisite Consents which may be prior to the Expiration Time. Consents to the Proposed Waivers and Amendments may not be revoked at any time after the Consent Time, even if the Consent Time occurs prior to the Expiration Time. The Proposed Waivers will become operative immediately upon execution of the Supplemental Indenture as of the Consent Time. The Proposed Amendments will become operative immediately prior to the effective time of the Alternative Merger or the Planned Merger, except that the Section 4.07 Amendments only will become operative immediately prior to the effective time of the Alternative Merger, but not if the Planned Merger is consummated. The Company will give the Trustee prompt written notice of the occurrence of the effective time of the Planned Merger or the Alternative Merger, or the termination of the Merger Agreement prior to the consummation of either Merger.

Parent may elect to proceed with the Planned Merger structure notwithstanding the receipt of the Requisite Consents. If the Trustee receives written notice from the Company of consummation of the Merger under the Planned Merger structure, the Section 4.07 Amendments will not become operative and will have no force and effect whatsoever without the need for further action under the Indenture. The Final Payment will be paid promptly following the consummation of the Planned Merger.

The Company will be deemed to have accepted the Consents if, as and when the Company, the Guarantors and the Trustee execute the Supplemental Indenture. Thereafter, all Holders, including non-consenting Holders, and all subsequent Holders of Notes will be bound by the Proposed Waivers and Amendments. Whether or not the Requisite Consents are received, if the Consent Solicitation is terminated for any reason before the Expiration Time, or the conditions thereto are neither satisfied nor waived, the Consents will be voided.

The Company has retained J.P. Morgan Securities LLC, Goldman, Sachs & Co., Barclays Capital, Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC as the Solicitation Agents.

During or after the Consent Solicitation, the Solicitation Agents, the Company, Parent and any of their respective affiliates may purchase Notes in the open market, in privately negotiated transactions, through tender or exchange offers or otherwise. Any future purchases will depend on various factors at that time and may be material.

Requisite Consents

Holders must validly deliver (and not validly revoke) Consents in respect of a majority in aggregate principal amount of all outstanding Notes (other than Notes held by the Company, any Guarantor, or any affiliates thereof) voting as a single class to approve the Proposed Waivers and Amendments. As of the date of this Consent Solicitation Statement, the aggregate outstanding principal amount of the Notes is $1.040 billion. Consents may be validly revoked at any time prior to the Consent Time but not thereafter.

The failure of a Holder to deliver a Consent will have the same effect as if such Holder had voted “against” the Proposed Waivers and Amendments.

Record Date

The Record Date for the purpose of this Consent Solicitation Statement is 5:00 p.m., New York City time, on March 15, 2013. The Company reserves the right (subject to the approval of Parent) to establish from time to time by press release or written notice any new date as such Record Date with respect to the Notes, and thereupon any such new date will be the Record Date for purposes of the Consent Solicitation. This Consent Solicitation Statement and the Consent Letter are being sent to all Holders that are Holders on the Record Date.

Consent Fee

The Consent Fee will be a cash payment equal to $10 per $1,000 principal amount of Notes for which a Holder validly delivers and does not revoke Consents to the Proposed Waivers and Amendments on or prior to the Expiration Time. The Consent Fee will be paid in its component parts consisting of the Initial Payment and the Final Payment. Subject to satisfaction of the Consent Conditions, the Initial Payment, being equal to 50% of the Consent Fee, will be payable by or on behalf of the Company promptly after the Expiration Time. Subject to satisfaction of the Consent Conditions, the Final Payment, being equal to the remaining 50% of the Consent Fee, will be payable by or on behalf of the Company promptly after the date of the consummation of the Merger, if at all.

Payment of the Consent Fee is subject to satisfaction of the Consent Conditions. See “—Conditions to the Payment of Consent Fee.”

No interest will accrue or be paid on the Consent Fee. The Information and Tabulation Agent will act as agent for the consenting Holders for the purpose of receiving payments from the Company and transmitting such payments to the consenting Holders.

Notwithstanding any subsequent transfer of its Notes, any Holder whose Consent has been validly delivered (and not validly revoked) prior to the Expiration Time will be eligible to receive the Consent Fee, if any, payable in respect of such Notes. Any subsequent transferees of Notes of such Holders, and any Holders (or their transferees) who do not timely deliver (or who validly revoke) a valid Consent, will not be entitled to receive the Consent Fee, even if the Proposed Waivers and Amendments become effective and, as a result, become binding on them. A beneficial owner of an interest in Notes held in an account of a DTC Participant must properly instruct such DTC Participant, as the Holder of such Notes, to cause Consents to be given in respect of such Notes on or before the Expiration Time. See “—Consent Procedures.”

Expiration Time; Extensions

The Consent Solicitation will be open until 5:00 p.m., New York City time, on March 22, 2013, unless earlier terminated or extended by the Company in its discretion (subject to Parent’s approval). The Company and the Guarantors anticipate executing (and requesting the Trustee to execute pursuant to the Indenture) the Supplemental Indenture promptly after receipt of the Requisite Consents. Holders should note that the Consent Time may occur prior to the Expiration Time and Holders will not be given prior notice of such Consent Time. Consents may not be revoked after the Consent Time. The Supplemental Indenture provides that it will become effective on the date it is executed by the Company, the Guarantors and the Trustee.

The Company reserves the right to extend the Consent Solicitation at any time and from time to time, whether or not the Requisite Consents have been received, by giving written notice to the Holders no later than 9:00 a.m., New York City time, on the next business day after the previously announced Expiration Time. Notice of any such extension shall be given by press release or other public announcement (or by written notice to the Holders). Such announcement or notice may state that the Company is extending the Consent Solicitation for a specified period of time or on a daily basis.

The Company reserves the right (subject to the approval of Parent) to:

•	extend the Expiration Time, from time to time, until the Requisite Consents have been received;

•	waive in whole or in part any conditions to the Consent Solicitation or any defects or irregularities in any Consent Letters or other Consent documents;

•	terminate the Consent Solicitation at any time, whether or not the Requisite Consents have been received; and

•	amend the Consent Solicitation at any time, whether or not the Requisite Consents have been received.

Conditions to the Payment of Consent Fee

The payment of the Consent Fee is conditioned on:

•	the Requisite Consents being received by the Information and Tabulation Agent at or prior to the Expiration Time;

•	the Supplemental Indenture being executed and becoming effective;

•

the absence of any existing or proposed law or regulation that would, and the absence of any injunction or action or other proceeding (pending or threatened) that (in the case of any action or proceeding, if adversely determined) would, make unlawful or invalid or enjoin or delay the implementation of the Proposed Waivers and Amendments, the entering into of the Supplemental Indenture or the payment of the Consent Fee or question the legality or validity of any thereof; and

•	with respect to the Final Payment only, the consummation of the Merger.

If the Consent Solicitation is abandoned or terminated for any reason, the Company shall as promptly as practicable give notice thereof to the Holders and the Consents will be voided and no Consent Fee will be paid.

The Supplemental Indenture provides that it will become effective on the date it is executed by the Company, the Guarantors and the Trustee. The Proposed Waivers will become operative immediately upon execution of the Supplemental Indenture as of the Consent Time. The Proposed Amendments will become operative immediately prior to the effective time of the Alternative Merger or the Planned Merger, except that the Section 4.07 Amendments only will become operative immediately prior to the effective time of the Alternative Merger, but not if the Planned Merger is consummated.

Failure to Obtain the Requisite Consents

In the event the Requisite Consents are not obtained (or are revoked) and the Consent Solicitation is abandoned or withdrawn, the Supplemental Indenture will not become effective and the Proposed Amendments and Waivers will not become operative. In such event, the Company’s obligations under the Indenture will remain in effect in their present form, any Consents received will be voided and no Consent Fees will be paid to any Holders.

Consent Procedures

The Consent Solicitation is being made to all Holders as of the Record Date. DTC will issue an “omnibus proxy” authorizing the DTC Participants who held Notes through the DTC as of the Record Date (as set forth in a securities position listing of DTC as of the Record Date) to execute Consents with respect to those Notes as if those DTC Participants were the holders of record of those Notes as of the Record Date. Accordingly, the Company will deem those DTC Participants for purposes hereof to be holders of record of those Notes as of the Record Date, and the Company will deem Consents executed by those DTC Participants or their duly appointed proxies with respect to those Notes to be valid Consents with respect to those Notes. Accordingly, for the purposes of this Consent Solicitation, the term “Holder” shall be deemed to mean record holders and DTC Participants who held Notes through DTC as of the Record Date.

In order to cause a Consent to be given with respect to Notes held by a Holder, the Holder must complete, sign and date the Consent Letter, and mail or deliver it to the Information and Tabulation Agent at its address or facsimile set forth on the back cover page of this Consent Solicitation Statement for delivery before the Expiration Time pursuant to the procedures set forth herein and therein. No Consent Letter should be sent to any person other than the Information Agent and Tabulation Agent. However, the Company, subject to the approval of Parent, reserves the right to accept any Consent Letter received by the Company or the Trustee by any other reasonable means or in any form that reasonably evidences the giving of a Consent. The Company, subject to the approval of Parent, will have the right to determine whether any purported Consent satisfies the requirements of the Consent Solicitation and the Indenture, and any such determination shall be final and binding on the Holder who delivered such Consent or purported Consent.

A Consent Letter must be executed in the name appearing on the corresponding Notes, or by the person(s) authorized to sign as evidenced by proxy or in any other written manner acceptable to the Company (subject to the approval of Parent). If Notes to which a Consent Letter relates are held by two or more joint holders, all such holders must sign the Consent Letter. If a signature is by a proxy, trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other holder acting in a fiduciary or representative capacity, such person should so indicate when signing and submit proper evidence satisfactory to the Company (subject to the approval of Parent) of such person’s authority so to act. If Notes are registered in different names, separate Consent Letters must be executed covering each form of registration.

Signatures on a Consent Letter must be guaranteed by a recognized participant (a “Medallion Signature Guarantor”) in the Securities Transfer Agents Medallion Program, unless such Consent Letter is delivered (a) by the Holder of such Notes and that Holder has not completed either of the boxes entitled “Special Payment/Delivery Instructions” on the Consent Letter or (b) for the account of a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or is a commercial bank or trust company having an office in the United States (each, an “Eligible Institution”). If the Notes are registered in the name of a person other than the signer of the Consent Letter, then the signatures on the Consent Letter must be guaranteed by a Medallion Signature Guarantor as described above.

In order to cause a Consent to be given with respect to Notes held through DTC, such DTC Participant must complete and sign the Consent Letter and mail or deliver it to the Information and Tabulation Agent at its address or facsimile set forth on the back cover page of this Consent Solicitation Statement pursuant to the procedures set forth herein and therein.

A beneficial owner of an interest in Notes held through a DTC Participant must properly instruct such DTC Participant to cause a Consent to be given in respect of such Notes on such beneficial owner’s behalf. Any beneficial owner whose Notes are held through a broker, dealer, commercial bank, trust company or other nominee and who wishes to Consent should contact its nominee promptly for help in instructing the relevant DTC Participant to Consent on its behalf.

Giving a Consent will not affect a Holder’s right to sell or transfer the Notes. However, the giving of a Consent will be binding on a transferee. All Consents received by the Information and Tabulation Agent (and not validly revoked) on or before the Expiration Time will be effective notwithstanding a record transfer of such Notes subsequent to the Record Date, unless the Holder revokes such Consent prior to the Consent Time by following the procedures set forth under “Revocation of Consents” below.

Holders who wish to deliver their Consent should mail, hand deliver, send by overnight courier or facsimile (confirmed by physical delivery) for delivery prior to the Expiration Time their properly completed and duly executed Consent Letters to the Information and Tabulation Agent at the address or facsimile number set forth on the back cover page hereof and on the Consent Letter in accordance with the instructions set forth herein and therein.

Consents should be delivered to the Information and Tabulation Agent. Delivery to the Company, the Trustee, the Solicitation Agents or DTC does not constitute delivery to the Information and Tabulation Agent. However, the Company reserves the right (subject to the approval of Parent) to accept any Consent received by the Company, the Trustee, the Solicitation Agents or DTC.

Holders should not tender or deliver their Notes at any time.

If a Consent relates to less than the aggregate principal amount of Notes that such Holder providing such Consent holds directly or through DTC as of the Record Date, the Holder must list on the Consent Letter the principal amount (in minimum amounts of $2,000 and in integral multiples of $1,000 in excess of $2,000) of Notes that such Holder holds to which the Consent relates. If no aggregate principal amount of the Notes as to which a Consent is delivered is specified but the Consent Letter is otherwise properly completed and signed, the Holder will be deemed to have consented to the Proposed Waivers and Amendments with respect to the entire aggregate principal amount of Notes that such Holder holds directly or through DTC. The Consent Fee will be calculated and paid only in respect of such portion of the Notes to which a properly completed Consent Letter has been validly delivered (and the related Consent not validly revoked) prior to the Expiration Time.

The registered ownership of a Note as of the Record Date shall be proved by the Trustee, as registrar of the Notes. The ownership of Notes held through DTC by DTC Participants shall be established by a DTC security position listing provided by DTC as of the Record Date. All questions as to the validity, form and eligibility (including time of receipt) regarding the Consent procedures will be determined by the Company in its sole discretion, which determination will be conclusive and binding. Subject to the approval of Parent, the Company reserves the right to reject any or all Consents that are not validly given, in proper form or the acceptance of which could, in the Company or its counsel’s opinion, be unlawful. Subject to the approval of Parent, the Company also reserves the right to waive any defects or irregularities in connection with deliveries of particular Consents or modify the conditions to the Consent Solicitation (subject to any requirements to extend the Expiration Time). Unless waived, any defects or irregularities in connection with deliveries of Consents must be cured within such time as the Company determines (subject to the approval of Parent).

None of the Company, any of its affiliates, the Trustee, the Solicitation Agents, the Information and Tabulation Agent or any other person shall be under any duty to give any notification of any such defects or irregularities, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consents will not be deemed to have been made until any irregularities or defects therein have been cured or waived. The Company’s interpretations of the terms and conditions of the Consent Solicitation shall be conclusive and binding.

Revocation of Consent

Each properly completed and executed Consent Letter will be counted, notwithstanding any transfer of the Notes to which such Consent relates, unless the procedure for revocation of Consents described below has been followed.

The Indenture provides that, prior to the execution of the Supplemental Indenture, any Holder may revoke any Consent given as to its Notes or any portion (in minimum amounts of $2,000 and in multiples of $1,000 in principal amount in excess of $2,000) of such Notes. The Company and the Guarantors anticipate executing the Supplemental Indenture promptly after receipt of the Requisite Consents. The Indenture provides that, prior to the execution of the Supplemental Indenture, any Holder of a Note and every subsequent Holder of a Note or a portion of a Note that evidences the same debt as the consenting Holder’s Note may revoke any Consent given as to such Notes or any portion of such Notes. A Holder desiring to revoke a Consent must, at or prior to the Consent Time, deliver to the Information and Tabulation Agent at the address or facsimile number set forth on the back cover of this Consent Solicitation Statement a written revocation of such Consent containing the name of such Holder, the serial number of the Notes to which such revocation relates (or in the case of a DTC Participant such account numbers), the principal amount of Notes to which such revocation relates and the signature of such Holder.

To be effective, a revocation must be executed in the name appearing on the Consent to which the revocation relates with respect to the Notes (or in the name of the subsequent Holder of such Notes), or by the person(s) authorized to sign on behalf of such Holder or subsequent Holder of such Note as evidenced by proxy or in any other written manner acceptable to the Company (with the approval of Parent). If a revocation is signed by a proxy, trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the revocation. A beneficial owner who is not the Holder of Notes must arrange with the Holder to execute and deliver either to the Information and Tabulation Agent on such beneficial owner’s behalf, or to such beneficial owner for forwarding to the Information and Tabulation Agent by such beneficial owner, a revocation of any Consent already given with respect to such Notes.

Prior to the execution of the Supplemental Indenture, the Company intends to consult with the Information and Tabulation Agent and the Solicitation Agents to determine whether the Information and Tabulation Agent has received any revocations of Consents. The Company reserves the right to contest the validity of any revocation, and all questions as to the validity (including time of receipt) of any revocation will be determined by the Company in its discretion (subject to the approval of Parent), which determination will be conclusive and binding. None of the Company, Parent, the Trustee, the Solicitation Agents, the Information and Tabulation Agent or any of their respective affiliates or any other person shall be under any duty to give any notification of any such defects or irregularities, nor shall any of them incur any liability for failure to give such notification.

A Consent becomes irrevocable upon execution of the Supplemental Indenture at the Consent Time, regardless of whether the Consent Time occurs prior to or after the Expiration Time.

Solicitation Agents, Information and Tabulation Agent, Paying Agent

The Company has retained J.P. Morgan Securities LLC, Goldman, Sachs & Co., Barclays Capital, Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC as the Solicitation Agents in connection with the Consent Solicitation. In their capacity as Solicitation Agents, J.P. Morgan Securities LLC, Goldman, Sachs & Co., Barclays Capital, Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and/or Wells Fargo Securities, LLC may contact Holders regarding the Consent Solicitation and may request brokers, dealers and other nominees to forward this Consent Solicitation Statement and related materials to beneficial owners of Notes. The Solicitation Agents will receive reimbursement of their reasonable out-of-pocket expenses from Parent. Parent and the Company have agreed to indemnify the Solicitation Agents and certain related persons against certain liabilities and expenses in connection with the Consent Solicitation. At any time, the Solicitation Agents and their affiliates may trade the Notes for their own accounts, or for the accounts of their customers, and accordingly may hold long or short positions in the Notes. Certain of the Solicitation Agents and/or their respective affiliates have, from time to time, provided, and may in the future provide, various financial advisory and investment and commercial banking services for the Company and/or its affiliates for which they received customary fees, commissions or other remuneration. Additionally, the Solicitation Agents or their respective affiliates have committed to provide Parent with a portion of the Debt Financing contemplated under the Commitment Letter.

Parent has retained D.F. King & Co., Inc. to act as Information and Tabulation Agent in connection with the Consent Solicitation. In its capacity as Information and Tabulation Agent, D.F. King & Co., Inc. will be responsible for answering questions concerning the terms of the Consent Solicitation and providing additional copies of this Consent Solicitation Statement and the Consent Letter. The Information and Tabulation Agent will be responsible for collecting Consents. The Information and Tabulation Agent will receive a customary fee for such services and reimbursement of its reasonable out-of-pocket expenses from Parent. Parent has agreed to indemnify the Information and Tabulation Agent and certain related persons against certain liabilities and expenses in connection with the Consent Solicitation.

Parent has retained D.F. King & Co., Inc. to act as Paying Agent in connection with the Consent Solicitation. In its capacity as Paying Agent, D.F. King & Co., Inc. will be responsible for receiving instructions from the Company (subject to the approval of Parent) to accept Consents, receiving payments of the Consent Fees from the Company and, upon receipt of payments of the Consent Fees, bearing sole responsibility for making such payments of the Consent Fees to consenting Holders whose Consents have been accepted by the Company (subject to the approval of Parent). The Paying Agent will receive a customary fee for such services and reimbursement of its reasonable out-of-pocket expenses from Parent.

The Company has not authorized any person (including Parent, the Solicitation Agents and the Information Agent and Tabulation Agent) to give any information or make any representations in connection with the Consent Solicitation other than as set forth herein and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Solicitation Agents, the Information and Tabulation Agent, the Trustee or any other person. All information in this Consent Solicitation regarding Parent has been provided by Parent and not by the Company or any of its subsidiaries.

None of the Company, Parent, the Solicitation Agents, the Information and Tabulation Agent, the Trustee, their respective affiliates or any other person make any recommendation, representation, or warranty in connection with the Consent Solicitation or any solicitation of the Consents except as set forth herein and no recommendation, representations or warranties made by the Solicitation Agents or Information and Tabulation Agent shall be binding upon the Company.

The Solicitation Agents and the Information and Tabulation Agent do not assume any responsibility for the accuracy or completeness of the information contained or incorporated by reference in this Consent Solicitation Statement or any failure by the Company to disclose events that may have occurred and may affect the significance or accuracy of such information.

Requests for assistance in filling out and delivering Consents may be directed to the Information and Tabulation Agent at its address and telephone numbers set forth on the back cover of this Consent Solicitation Statement. Questions concerning Consent procedures and requests for copies of the Supplemental Indenture or additional copies of this Consent Solicitation Statement or the Consent Letter should be directed to the Information and Tabulation Agent at its address or telephone numbers set forth on the back cover of this Consent Solicitation Statement.

Pursuant to the Merger Agreement, Parent has agreed to indemnify the Company, its subsidiaries and their respective representatives for all liabilities relating to the Consent Solicitation, other than with respect to liabilities attributable to information provided by the Company (or contained in any document filed by the Company with the SEC and incorporated by reference in this Consent Solicitation Statement) that contained a material misstatement or omission

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

To comply with Treasury Department Circular 230, you are hereby notified that: (a) any discussion of U.S. federal tax issues in this Consent Solicitation Statement is not intended or written to be used, and cannot be used by you, for the purpose of avoiding penalties that may be imposed on you under the Internal Revenue Code of 1986, as amended (the “Code”); (b) any such discussion is included herein by the Company in connection with the promotion or marketing by the Company of the transactions or matters addressed herein; and (c) you should seek advice based on your particular circumstances from an independent tax advisor.

The following discussion summarizes certain U.S. federal income tax consequences of the Consent Solicitation, the Proposed Waivers and Amendments and the Post-Effective Merger to beneficial owners of the Notes. This summary is based on the Code, current Treasury Regulations issued thereunder and judicial and Internal Revenue Service (“IRS”) interpretations thereof, each as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. This discussion applies only to Notes held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). The following does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular owners of the Notes in light of their individual circumstances and does not address issues that may be specific to owners subject to special treatment under the Code, such as brokers, dealers or traders in securities or foreign currencies, tax-exempt entities, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, persons subject to the alternative minimum tax, partnerships or other pass-through entities for U.S. federal income tax purposes, financial institutions, insurance companies, persons who hold the Notes as part of a straddle, conversion transaction, hedge or other integrated investment and certain U.S. expatriates. Nor does the following discussion address any aspects of state, local, estate, gift, non-income or non-U.S. tax laws.

If an entity treated as a partnership for U.S. federal income tax purposes holds the Notes, the U.S. federal income tax treatment of a person treated as a partner in such entity generally depends on the status of such person and the activities of such entity. Such persons and entities should consult their own tax advisors.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the Notes that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax purposes regardless of its source or (iv) a trust that (x) is subject to primary supervision by a court within the United States and with respect to which one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions or (y) has made a valid election under applicable Treasury Regulations to be treated as a “United States person” (within the meaning of the Code). A “Non-U.S. Holder” is a beneficial owner of the Notes that is not a U.S. Holder or an entity treated as a partnership for U.S. federal income tax purposes.

Tax Consequences Applicable to U.S. Holders

Treatment of the Consent Fee

The U.S. federal income tax consequences of receiving the Consent Fee are unclear. In the absence of a published administrative ruling or judicial decision to the contrary, the Company intends to treat the Consent Fee as a separate fee for consenting to the Proposed Waivers and Amendments. As such, a consenting U.S. Holder would be required to recognize the Consent Fee as ordinary income at the time the Consent Fee is received or accrued in accordance with such Holder’s method of accounting.

Alternative characterizations of the Consent Fee are possible. Based on the reasoning of an IRS private letter ruling, on which neither the Company nor a Holder may rely, the Consent Fee could be treated as a payment on the Notes. Under such an approach, the Consent Fee would be treated first as a payment of accrued and unpaid interest and second as a payment of principal. The portion of the Consent Fee treated as interest would be taxable to a consenting U.S. Holder as ordinary interest income to the extent not previously included in income under such Holder’s method of accounting. The portion of the Consent Fee treated as a payment of principal on the Notes would decrease such U.S. Holder’s adjusted tax basis in the Notes. Alternatively, if the Note Modifications (as defined below) resulted in a deemed exchange of the Notes for new debt instruments for U.S. federal income tax purposes, the Consent Fee could be treated as consideration received by a consenting Holder in such exchange.

U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax treatment of the Consent Fee.

Treatment of the Modifications to the Notes

Under applicable Treasury Regulations, a “modification” of a debt instrument results in a deemed exchange of such debt instrument for a new debt instrument for U.S. federal income tax purposes if such modification is “significant.” For these purposes, a “modification” generally includes any alteration of a legal right or obligation under the debt instrument. A modification is “significant” if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the degree to which the legal rights and obligations under the debt instrument have been altered is economically significant. In addition, such Treasury Regulations provide specific tests for significance for specific types of modifications. Among other things, (i) a change to “customary accounting and financial covenants,” (ii) a change in the yield of a debt instrument below a certain threshold amount and (iii) under certain circumstances, a change in the obligor of a debt instrument that do not result in a “change in payment expectations,” in each case does not constitute a significant modification.

Although not free from doubt, assuming the Final Payment Date occurs on or before September 21, 2013, the Company intends to take the position that the Proposed Waivers and Amendments, the change from the Company to Parent as obligor under the Notes pursuant to the Post-Effective Merger and, in the case of consenting Holders, the receipt of the Consent Fee (collectively, the “Note Modifications”) would not constitute a significant modification for U.S. federal income tax purposes. Under such position, such modifications would not have any federal income tax consequences apart from the consequences applicable to the receipt of the Consent Fee by consenting U.S. Holders, as described above. If, however, the Final Payment Date were to occur after September 21, 2013, it becomes more likely that payment of the Consent Fee could result in a change in the yield of the Notes beyond the threshold specified in the applicable Treasury Regulations and result in a significant modification for U.S. federal income tax purposes. If the Final Payment Date is delayed beyond September 21, 2013 and the Company determines that such delay results in a significant modification for U.S. federal income tax purposes, the Company intends to send a notice to that effect to the Holders.

If, notwithstanding the Company’s intended treatment, the IRS successfully argued that the Note Modifications were “significant” and resulted in a deemed exchange of the Notes (the “Old Notes”) for new debt instruments (the “New Notes”) for U.S. federal income tax purposes, the U.S. federal income tax consequences of such deemed exchange would depend on whether such exchange qualified as an exchange of “securities” pursuant to a “reorganization” within the meaning of Section 368(a) of the Code. Whether a deemed exchange of debt instruments qualifies as an exchange of securities pursuant to a reorganization depends on, among other things, all the facts and circumstances, including, especially, the term to maturity of the debt instruments. No assurances can be provided that any deemed exchange of the Notes would so qualify.

If such deemed exchange qualified as an exchange of securities pursuant to a reorganization, U.S. Holders generally would not recognize gain or loss for U.S. federal income tax purposes except to the extent the Consent Fee was treated as received by consenting Holders in such deemed exchange. In such event, a consenting U.S. Holder would recognize gain, if any, in an amount equal to the lesser of (i) the Consent Fee received (to the extent not attributable to accrued and unpaid interest, as described below) and (ii) the excess of the Amount Realized (as defined below) by the U.S. Holder on the deemed exchange over the U.S. Holder’s adjusted tax basis in the Old Notes, and would not recognize loss. U.S. Holders generally would have the same adjusted tax basis in the New Notes as in the Old Notes, increased by any gain recognized on the deemed exchange and reduced by the amount of the Consent Fee received (to the extent not attributable to accrued and unpaid interest, as described below). The holding period for the New Notes generally would include the holding period for the Old Notes and any accrued market discount and amortizable bond premium on the Old Notes generally would carry over to the New Notes.

If such deemed exchange did not qualify as an exchange of securities pursuant to a reorganization, a U.S. Holder generally would recognize gain or loss equal to the difference, if any, between the Amount Realized (as defined below) by the U.S. Holder on the deemed exchange and the U.S. Holder’s adjusted tax basis in the Old Notes. A U.S. Holder’s adjusted tax basis in the New Notes generally would equal their “issue price” (as described below) and a U.S. Holder will have a new holding period in the New Notes commencing the day after the deemed exchange.

For purposes of the foregoing, the “Amount Realized” on a deemed exchange of Old Notes for New Notes generally would equal the “issue price” of the New Notes plus, in the case of consenting Holders and if the Consent Fee is treated as received in the deemed exchange, the amount of such Consent Fee (to the extent not attributable to accrued and unpaid interest). If the New Notes are “publicly traded” within the meaning of the Code and applicable Treasury Regulations, the issue price of the New Notes would equal their fair market value on the date of the deemed exchange; if the Old Notes are “publicly traded” but the New Notes are not “publicly traded,” the issue price of the New Notes would equal the fair market value of the Old Notes on the date of the deemed exchange; and if neither the Old Notes nor New Notes are publicly traded, the issue price of the New Notes would equal their stated principal amount.

Except as described below with respect to accrued and unpaid interest and accrued market discount, any gain or loss a U.S. Holder recognizes pursuant to the foregoing generally would be capital gain or loss and would be long-term capital gain or loss if the Old Notes have been held for more than one year. Non-corporate U.S. Holders generally are eligible for preferential rates of taxation on long-term capital gains. The deductibility of capital losses is subject to limitations.

Any amounts received by a U.S. Holder in a deemed exchange that are attributable to accrued and unpaid interest would be taxable as ordinary interest income to the extent not previously included in income. In addition, any gain recognized on the deemed exchange would be treated as ordinary income to the extent of the market discount accrued during the U.S. Holder’s period of ownership, unless the Holder previously had elected to include market discount in income as it accrued. For these purposes, “market discount” with respect to an Old Note generally is the excess, if any, of the stated principal amount of an Old Note over the Holder’s initial tax basis in such Old Note.

In addition to the foregoing, the New Notes deemed issued in exchange for the Old Notes could have “original issue discount” (“OID”), “acquisition premium” or “amortizable bond premium”. The New Notes would have OID to the extent their stated redemption price at maturity exceeds their issue price by an amount equal to or greater than a specified de minimis amount. The New Notes would have acquisition premium to the extent the Holder’s initial tax basis in the New Notes exceeds their issue price but is less than or equal to their stated redemption price; the New Notes would have amortizable bond premium to the extent the Holder’s initial tax basis in the New Notes exceeds their stated redemption price. OID generally would be required to be included in income by a U.S. Holder on a constant-yield basis over the term of the New Notes. Amortizable bond premium and acquisition premium generally may be amortizable over the term of the New Notes to the extent provided in Sections 171 and 1272(a)(7) of the Code.

U.S. Holders are urged to consult their own tax advisors regarding whether the Note Modifications could result in a deemed exchange of the Notes and the tax consequences of any such deemed exchange.

Information Reporting and Back-Up Withholding

Information reporting may apply to U.S. Holders with respect to the proposed transactions described herein. In addition, back-up withholding may apply to the receipt of the Consent Fee, currently at a 28 percent rate, if a U.S. Holder fails to furnish its correct taxpayer identification number on an IRS Form W-9 or otherwise fails to comply with, or establish an exemption from, the back-up withholding requirements. Back-up withholding is not an additional tax. U.S. Holders generally will be entitled to credit any amounts withheld as back-up withholding against such Holder’s federal income tax liability or to a refund of the amounts withheld, provided the required information is furnished to the IRS in a timely manner.

Non-U.S. Holders

Treatment of the Consent Fee

As described above under the discussion applicable to U.S. Holders, the Company intends to treat the Consent Fee as a separate fee for consenting to the Proposed Waivers and Amendments. Based on the Company’s position, the Company intends to withhold tax from the Consent Fee paid to Non-U.S. Holders equal to 30 percent (or lower rate as provided under an applicable income tax treaty) of the Consent Fee.

As also described above, such treatment of the Consent Fee is subject to uncertainty. If the Consent Fee was treated as a payment on the Notes rather than a separate fee, a consenting Non-U.S. Holder would not be subject to tax on the receipt of the Consent Fee except to the extent the Consent Fee is attributable to accrued and unpaid interest and certain other conditions apply, as described below. Alternatively, if the Note Modifications resulted in a deemed exchange of the Notes for new debt instruments for federal income tax purposes, the Consent Fee could be treated as consideration received by a consenting Holder in such exchange.

Non-U.S. Holders are urged to consult their tax advisors regarding the U.S. federal income and withholding tax consequences of the Consent Fee.

Treatment of the Proposed Modifications to the Notes

As described above in the discussion applicable to U.S. Holders, the Company intends to take the position that the Note Modifications would not constitute a significant modification for U.S. federal income tax purposes, in which case such modifications would not have any further U.S. federal income tax consequences to a Non-U.S. Holder apart from the consequences applicable to the receipt of the Consent Fee by consenting Holders, described above.

If the Note Modifications resulted in a deemed exchange of the Notes, any gain recognized by a Non-U.S. Holder that is not attributable to accrued but unpaid interest (described below) generally would not be subject to further U.S. federal income tax consequences unless the Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of the deemed exchange, in which case such Non-U.S. Holder would be subject to a 30 percent tax (or lower rate as provided under an applicable income tax treaty) on any gain recognized in the deemed exchange. The amount of gain recognized by such individual Holder and subject to tax pursuant to the foregoing would be determined under the same principles applicable to U.S. Holders and would depend, among other things, on whether the deemed exchange qualified as an exchange of “securities” pursuant to a “reorganization,” on whether the Consent Fee was considered received in the exchange and on the Non-U.S. Holder’s adjusted tax basis in the Old Notes.

In the event of a deemed exchange of Old Notes for New Notes, the New Notes could be deemed to have, among other things, OID, as described above. Generally, a Non-U.S. Holder would not be subject to U.S. federal income or withholding tax on OID provided the Non-U.S. Holder (i) does not actually or constructively own 10 percent or more of the total combined voting power of all classes of Company stock entitled to vote, (ii) is not a “controlled foreign corporation” (within the meaning of the Code) actually or constructively related to the Company through stock ownership and (iii) satisfies applicable certification requirements. If a Non-U.S. Holder cannot satisfy the foregoing requirements, 30 percent of payments attributable to accrued OID on such Non-U.S. Holder’s New Notes will be withheld unless the Non-U.S. Holder provides the Company or the Company’s paying agent, as the case may be, a properly executed (i) IRS Form W-8BEN claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (ii) IRS Form W-8ECI stating that OID on the New Notes is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business.

Non-U.S. Holders are urged to consult their own tax advisors regarding whether the Note Modifications could result in a deemed exchange of the Notes and the tax consequences of any such deemed exchange.

Accrued and Unpaid Interest

Any amounts received by a Non-U.S. Holder that are attributable to accrued and unpaid interest will not be subject to U.S. federal income tax withholding provided the Non-U.S. Holder (i) does not actually or constructively own ten percent or more of the total combined voting power of all classes of the Company’s stock entitled to vote, (ii) is not a controlled foreign corporation that is related to the Company and (iii) satisfies applicable certification requirements. If a Non-U.S. Holder cannot satisfy the foregoing requirements, 30 percent of payments attributable to accrued but unpaid interest on such Non-U.S. Holder’s Notes will be withheld unless the Non-U.S. Holder provides the Company or the Company’s paying agent, as the case may be, a properly executed (i) IRS Form W-8BEN claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (ii) IRS Form W-8ECI stating that interest on the Notes is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business.

Effectively Connected Income

Notwithstanding the foregoing, if a Non-U.S. Holder’s ownership of the Notes is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, in the case of an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States), the federal income tax consequences to such Non-U.S. Holder of the proposed transactions generally will be the same as those applicable to U.S. Holders except that corporate Non-U.S. Holders may incur an additional 30 percent “branch profits” tax (or lower rate as provided under an applicable income tax treaty) on income or gain recognized as a result of such transactions. In order to establish that ownership of the Notes is effectively connected with a trade or business conducted within the United States, a Non-U.S. Holder must provide a properly completed IRS Form W-8ECI.

Information Reporting and Back-Up Withholding

Information reporting may apply to Non-U.S. Holders. Copies of the information returns reporting amounts paid to Non-U.S. Holders and any withholding also may be made available by the IRS to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or other agreement. In general, back-up withholding will not apply to a Non-U.S. Holder provided such Non-U.S. Holder (i) provides a properly completed IRS Form W-8BEN, Form W-8ECI and, if applicable, Form W-8IMY, or a suitable substitute form, attesting to such Holder’s non-U.S. status (and, if applicable, the status of its owners), or (ii) the Non-U.S. Holder otherwise establishes an exemption.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements set forth or incorporated by reference in this Consent Solicitation Statement constitute “forward-looking statements” as that term is defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements include information concerning possible or assumed future results of operations, descriptions of our business plans and strategies and the effect of the Proposed Waivers and Amendments and the Merger (including the Planned Merger and the Alternative Merger) on the Notes or on us or Parent after the Merger. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “forecast,” “should,” “could,” “would,” “may,” “will” and other similar expressions. The Company and Parent have based these forward-looking statements on their respective current expectations, plans and assumptions that they have made in light of their respective experience in the industry, as well as their perceptions of historical trends, current conditions, expected future developments and other factors they believe are appropriate under the circumstances and at the time such statements were made. Although the Company and Parent believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many important factors could affect the Company’s, Parent’s and/or the combined company’s actual financial results, results of operations, the Proposed Waivers and Amendments, the Merger or the Notes, and could cause actual results to differ materially from those expressed in the forward-looking statements. Such factors include, but are not limited to, those set forth under the heading “Solicitation Considerations” in this Consent Solicitation Statement, in the Annual Reports on Form 10-K of the Company and Parent for the fiscal year ended December 31, 2012 and in any report, statement or other information of the Company or Parent that is incorporated by reference in this Consent Solicitation Statement.

You should consider these areas of risk in connection with considering any forward-looking statements that may be made by the Company and Parent generally. The forward-looking statements contained or incorporated by reference in this Consent Solicitation Statement speak only as of the date of this Consent Solicitation Statement or the date of such report, statement or other information incorporated by reference in this Consent Solicitation Statement. Except as may be required by the federal securities laws, the Company and Parent undertake no obligation to revise these forward-looking statements to reflect events or circumstances arising after the date of this Consent Solicitation Statement or to reflect the occurrence of unanticipated events.

AVAILABLE INFORMATION AND INCORPORATION BY REFERENCE

Each of the Company and Parent currently files reports, statements and other information with the SEC relating to its respective business, financial condition and other matters. These reports, statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material may also be obtained by mail, upon payment of the SEC’s customary charges, from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. The SEC also maintains a website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

The following documents, which have been filed by the Company with the SEC, are incorporated by reference into this Consent Solicitation Statement:

•	Annual Report on Form 10-K for the year ended December 31, 2012; and

•	Current Reports on Form 8-K filed on February 1, 2013 and February 12, 2013.

The following documents, which have been filed by Parent with the SEC, are incorporated by reference into this Consent Solicitation Statement:

•	Annual Report on Form 10-K for the year ended December 31, 2012; and

•	Current Reports on Form 8-K filed on January 18, 2013, January 30, 2013, February 1, 2013, February 12, 2013 and March 7, 2013.

All documents filed (but not furnished) by the Company or Parent under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Consent Solicitation Statement and prior to the Expiration Time shall be deemed to be incorporated by reference in this Consent Solicitation Statement and to be a part of this Consent Solicitation Statement from the date of filing of those documents. Any statement contained in this Consent Solicitation Statement or in a previously filed document incorporated or deemed to be incorporated by reference in this Consent Solicitation Statement shall be deemed to be modified or superseded for purposes of this Consent Solicitation Statement to the extent that a statement contained in this Consent Solicitation Statement or in any other subsequently filed document that also is or was deemed to be incorporated by reference in this Consent Solicitation Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement.

In addition, the Indenture (although not incorporated in this Consent Solicitation Statement and not deemed a part of this Consent Solicitation Statement) is available from the Company upon request.

The information contained in this Consent Solicitation Statement should be read together with the information in the documents incorporated by reference.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

Ameristar Casinos, Inc.

3773 Howard Hughes Parkway

Suite 490 South

Las Vegas, Nevada 89169

Attn: Investor Relations

(702) 567-7000

Exhibits to these filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this Consent Solicitation Statement.

The Information and Tabulation Agent for the Consent Solicitation is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Banks and Brokerage Firms, Please Call: (212) 269-5550

All Others, Call Toll-Free: (800) 949-2583

Email: Ameristar@dfking.com

By Facsimile (For Eligible Institutions Only):	By Mail, Overnight Courier or Hand Delivery:

(212) 709-3328 Confirmation: (212) 493-6996	48 Wall Street, 22nd Floor New York, NY 10005 Attn: Elton Bagley

Any questions or requests for assistance or additional copies of this Consent Solicitation Statement may be directed to the Information and Tabulation Agent at the telephone numbers and address set forth above. A Holder of Notes may also contact the Solicitation Agents at their telephone numbers set forth below or such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

The Solicitation Agents for the Consent Solicitation are:

J.P. Morgan Securities LLC 383 Madison Avenue, 3rd Floor New York, New York 10179 Attention: Liability Management Group Collect: (212) 270-1200 Toll Free: (800) 245-8812	Goldman, Sachs & Co. 200 West Street New York, New York 10282 Attention: Liability Management Group Collect: (212) 902-5183 Toll Free: (800) 828-3182

Barclays Capital Inc. 745 Seventh Avenue, 5th Floor New York, New York 10019 Attention: Liability Management Group Collect: (212) 528-7581 Toll Free: (800) 438-3242	Merrill Lynch, Pierce, Fenner & Smith Incorporated 214 North Tryon Street Charlotte, North Carolina 28255 Attention: Debt Advisory Collect: (980) 388-3646 Toll Free: (888) 292-0070	Credit Agricole Securities (USA) Inc. 1301 Avenue of the Americas New York, New York 10019 Attention: Debt Syndicate Collect: (212) 261-3678

Deutsche Bank Securities Inc. 60 Wall Street, 2nd Floor New York, New York 10005 Attention: Liability Management Group Collect: (212) 250-7527 Toll Free: (855) 287-1922	UBS Securities LLC 299 Park Avenue New York, New York 10171 Attention: John Stroll, Leveraged Capital Markets Syndicate Collect: (203) 719-7991	Wells Fargo Securities, LLC 550 South Tyron Street, 5th Floor Charlotte, North Carolina 28202 Attention: Liability Management Group Collect: (704) 410-4760 Toll Free: (866) 309-6316

ANNEX I – FORM OF SUPPLEMENTAL INDENTURE

AMERISTAR CASINOS, INC.

Company

CACTUS PETE’S, INC.

AMERISTAR CASINO VICKSBURG, INC.

AMERISTAR CASINO COUNCIL BLUFFS, INC.

AMERISTAR CASINO LAS VEGAS, INC.

AMERISTAR CASINOS FINANCING CORP.

AMERISTAR CASINO ST. LOUIS, INC.

AMERISTAR CASINO KANSAS CITY, INC.

AMERISTAR CASINO ST. CHARLES, INC.

AMERISTAR CASINO BLACK HAWK, INC.

AMERISTAR EAST CHICAGO HOLDINGS, LLC

AMERISTAR CASINO EAST CHICAGO, LLC

AMERISTAR CASINO SPRINGFIELD, LLC

AMERISTAR LAKE CHARLES HOLDINGS, LLC

AMERISTAR CASINO LAKE CHARLES, LLC

Guarantors

WILMINGTON TRUST, NATIONAL ASSOCIATION

(as successor by merger to Wilmington Trust FSB)

Trustee

FOURTH SUPPLEMENTAL INDENTURE

Dated as of March     , 2013

to

Indenture

Dated as of April 14, 2011

7.50% SENIOR NOTES DUE 2021

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE dated as of March     , 2013 (this “Supplemental Indenture”), among Ameristar Casinos, Inc., a Nevada corporation (the “Company”), the Guarantors (as defined in the Indenture referred to below) and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB) as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the guarantors party thereto have heretofore executed and delivered to the Trustee an indenture (as supplemented, the “Indenture”; capitalized terms used herein without definition having the meanings ascribed thereto in the Indenture), dated as of April 14, 2011, providing for the issuance of the Company’s 7.50% Senior Notes due 2021 (the “Notes”), as amended by (i) that Supplemental Indenture dated as of February 23, 2012, by and among the Company, the Guarantors party thereto and the Trustee, (ii) that Second Supplemental Indenture dated as of April 26, 2012, by and among the Company, the Guarantors party thereto and the Trustee and (iii) that Third Supplemental Indenture dated as of July 18, 2012, by and among the Company, the Guarantors party thereto and the Trustee;

WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors and the Trustee may, with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (other than Notes held by the Company, the Guarantors and their respective affiliates) voting as a single class (the “Requisite Consents”), amend or supplement the Indenture or waive compliance with any provision thereof (other than certain provisions enumerated in Section 9.02 of the Indenture, none of which provisions are implicated hereby);

WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of December 20, 2012, with Pinnacle Entertainment, Inc., a Delaware corporation (“Parent”), PNK Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“HoldCo”), and PNK Development 32, Inc., a Nevada corporation and wholly-owned subsidiary of HoldCo (“Merger Sub”), as amended pursuant to the First Amendment to the Agreement and Plan of Merger dated as of February 1, 2013, as further amended pursuant to the Second Amendment to the Agreement and Plan of Merger dated as of March 14, 2013 (as amended, the “Merger Agreement”), providing for the merger of Merger Sub with and into the Company, with the Company as the surviving company (the “Planned Merger”), or, at the election of Parent if the Requisite Consents to approve the Proposed Waivers and Amendments (as defined below) are received, the merger of HoldCo with and into the Company, with the Company as the surviving corporation (the “Alternative Merger”);

WHEREAS, if Parent proceeds with the Alternative Merger, immediately or as promptly as practicable following consummation of the Alternative Merger, the Company will be merged with and into Parent, with Parent as the surviving corporation (the “Post-Effective Merger”);

WHEREAS, if the Post-Effective Merger is consummated, then Parent will expressly assume (and certain subsidiaries of Parent will guarantee), by a separate supplement to the Indenture (the “Assumption and Guarantee”), the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and the Indenture on the part of the Company to be performed and observed, all in accordance with the provisions of Section 4.17 and Article 5 of the Indenture;

WHEREAS, at the request and expense of Parent pursuant to the Merger Agreement, the Company has solicited consents (the “Consent Solicitation”) of the Holders to the waivers (collectively, the “Waivers”) of and amendments (collectively, the “Amendments”) to certain provisions of the Indenture as provided in Article I and Article II below (collectively, the “Proposed Waivers and Amendments”);

WHEREAS, in connection with the Consent Solicitation, Parent will cause the Company, upon satisfaction of certain conditions set forth in a consent solicitation statement of the Company, dated March 18, 2013, to pay the paying agent on behalf of Holders who delivered valid and unrevoked consents to the Proposed Waivers and Amendments on or prior to the expiration time of the Consent Solicitation an aggregate cash payment equal to $10 per $1,000 principal amount of Notes for which consents to the Proposed Waivers and Amendments are validly

1

delivered and unrevoked, 50% of which will be payable promptly after the Expiration Time and the remaining 50% of which will be payable promptly after the consummation of either the Planned Merger or the Alternative Merger, if at all;

WHEREAS, the Waivers shall become operative as of the date hereof upon the execution and delivery of this Supplemental Indenture and the Amendments shall become operative, if at all, immediately prior to the effective time of the Alternative Merger or the Planned Merger (or, for certain of the Amendments, the Alternative Merger only);

WHEREAS, the Company has received the Requisite Consents to effect the Proposed Waivers and Amendments, and has provided the Trustee with an Officers’ Certificate and Opinion of Counsel, pursuant to Sections 9.06 and 13.04 of the Indenture, certifying as to the same;

WHEREAS, the Company and each of the Guarantors has been authorized by a resolution of its respective Board of Directors, managers or managing member, as the case may be, to enter into this Supplemental Indenture;

WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid indenture and agreement according to its terms have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

WAIVERS

Pursuant to Section 9.02 of the Indenture and subject to Section 3.01 below, all Holders and every subsequent Holder of the Notes shall be bound by the following Waivers with respect to the Indenture and the Notes:

Section 1.01 Waiver of Change of Control Offer.

The Holders expressly waive the right to a Change of Control Offer pursuant to Section 4.15 of the Indenture (Offer to Repurchase Upon Change of Control) in connection with the Planned Merger, the Alternative Merger or the Post-Effective Merger, such that Holders will not be able to require the Company or Parent to repurchase any Notes at a price in cash equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest thereon to the date of repurchase, as a result of the consummation of the Planned Merger, the Alternative Merger or the Post-Effective Merger.

Section 1.02 Waiver of Compliance with Certain Covenants.

The Holders expressly waive compliance with any covenant (other than with respect to the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes) that would be violated as a result of the consummation of the Alternative Merger, the Post-Effective Merger and the other transactions contemplated by the Merger Agreement or otherwise required to effect the Alternative Merger and the Post-Effective Merger, including any covenant that would be violated by (i) the payment of the Merger consideration payable to the Company’s stockholders pursuant to the Merger Agreement, including any funds supplied by the Company or any Restricted Subsidiary for this purpose; (ii) the incurrence of indebtedness and/or guarantees of indebtedness incurred by Parent or any of the Parent Restricted Subsidiaries (as defined in Section 2.01 below) (including the Company and any of its Restricted Subsidiaries) necessary or used to fund the consideration payable

2

to the Company’s stockholders in connection with the Alternative Merger, and the grant of any lien securing such indebtedness and guarantees; (iii) the guarantees of Parent’s outstanding indebtedness by the Restricted Subsidiaries immediately following the Post-Effective Merger; and (iv) the payment of fees and expenses in connection with any of the foregoing; provided that, immediately after giving effect to the consummation of all of the Alternative Merger, the Post-Effective Merger and the other transactions contemplated by the Merger Agreement or otherwise required to effect the Alternative Merger and the Post-Effective Merger, the Consolidated Coverage Ratio of Parent (as the successor to the Company under the Indenture after the Post-Effective Merger and the Assumption and Guarantee) would not be less than 2.00:1.00.

ARTICLE II

AMENDMENTS

Pursuant to Section 9.02 of the Indenture and subject to Section 3.01 below, the Indenture is hereby amended as follows:

Section 2.01 Amendments to Section 1.01 (Definitions).

Section 1.01 of the Indenture is hereby amended to add the following definitions in alphabetical order:

“Alternative Merger” means the merger of HoldCo with and into the Company, with the Company as the surviving corporation, on the terms and subject to the conditions set forth in the Merger Agreement.

“Assumption and Guarantee” means, upon the consummation of the Post-Effective Merger (if such merger occurs), Parent expressly assuming (and certain subsidiaries of Parent guaranteeing), by a separate supplement to this Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and this Indenture on the part of the Company to be performed and observed, all in accordance with the provisions of Section 4.17 and Article 5 of this Indenture.

“HoldCo” means PNK Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Parent.

“Merger Agreement” means that Agreement and Plan of Merger, dated as of December 20, 2012, among the Company, Parent, HoldCo and Merger Sub, as amended by the First Amendment to Agreement and Plan of Merger dated as of February 1, 2013, as further amended by the Second Amendment to Agreement and Plan of Merger dated as of March 14, 2013, and as further amended, modified, supplemented or restated.

“Merger Sub” means PNK Development 32, Inc., a Nevada corporation and wholly-owned subsidiary of HoldCo.

“Parent” means Pinnacle Entertainment, Inc., a Delaware corporation.

“Parent Restricted Subsidiary” means any subsidiary of Parent designated as a “Restricted Subsidiary” under any of the indentures governing Parent’s 8.625% Senior Notes due 2017, 8.75% Subordinated Notes due 2020 and 7.75% Subordinated Notes due 2022.

“Planned Merger” means the merger of Merger Sub with and into the Company, with the Company as the surviving corporation, on the terms and subject to the conditions set forth in the Merger Agreement.

“Post-Effective Merger” means the merger of the Company with and into Parent, with Parent as

3

the surviving corporation, which if the Alternative Merger occurs, will occur immediately or as promptly as practicable following the Alternative Merger.

“Transactions” means the Alternative Merger, the Post-Effective Merger and the other transactions contemplated by the Merger Agreement or otherwise required to effect the Alternative Merger and the Post-Effective Merger, including (i) the payment of the Merger consideration payable to the Company’s stockholders pursuant to the Merger Agreement, including any funds supplied by the Company or any Restricted Subsidiary for this purpose; (ii) the incurrence of indebtedness and/or guarantees of indebtedness incurred by Parent or any of the Parent Restricted Subsidiaries (including the Company and any of its Restricted Subsidiaries) necessary or used to fund the consideration payable to the Company’s stockholders in connection with the Alternative Merger, and the grant of any Lien securing such indebtedness and guarantees; (iii) the guarantees of Parent’s outstanding indebtedness by the Restricted Subsidiaries immediately following the Post-Effective Merger; and (iv) the payment of fees and expenses in connection with any of the foregoing.”

Section 2.02 Amendments to Section 4.07 (Restricted Payments).

Section 4.07(b) of the Indenture is hereby amended as follows:

(a) Section 4.07(b) paragraph (14) is hereby amended by deleting the last word of such section (“or”).

(b) Section 4.07(b) paragraph (15) is hereby amended by deleting the “.” at the end of such section and replacing it with “;”.

(c) The following language shall be appended to Section 4.07(b) immediately following Section 4.07(b) paragraph (15):

“(16) any Restricted Payments made or deemed to be made in connection with the Alternative Merger, the Post-Effective Merger and the other Transactions, including any payments made and indebtedness and guarantees incurred by the Company, the Guarantors and any of the Restricted Subsidiaries; provided that, immediately after giving effect to the consummation of all of the Alternative Merger, the Post-Effective Merger and the other Transactions, the Company’s Consolidated Coverage Ratio would not be less than 2.00:1.00; or

(17) effective only during the transitory period from the effective time of the Alternative Merger until the effective time of the Post-Effective Merger and the execution and delivery of the Assumption and Guarantee, any (i) payment by the Company and any of its Restricted Subsidiaries of dividends or any other distribution on their respective shares of Capital Stock, (ii) loans or advances by the Company and any of its Restricted Subsidiaries to or payment by the Company and any of its Restricted Subsidiaries of any Indebtedness or other obligations owed to Parent or to any Parent Restricted Subsidiary, and (iii) transfer by the Company or any of its Restricted Subsidiaries of any of their property or assets to Parent or any Parent Restricted Subsidiary.”

(d) The first sentence of the second paragraph of Section 4.07(b) is hereby deleted in its entirety and replaced with the following:

“In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, Restricted Payments made pursuant to clauses 3(a)(ii), 3(b)(ii), (5), (6), (7), (8), (9), (10), (11), (12), (13), (14), (16) or (17) of the immediately preceding paragraph shall, in each case, be excluded from such calculation; provided, that any amounts expended or liabilities incurred in respect of fees, premiums or similar payments in connection therewith shall be included in such calculation.”

Section 2.03 Amendments to Section 4.09 (Incurrence of Indebtedness and Issuance of Preferred Stock).

4

Section 4.09(b) paragraph (3) of the Indenture is hereby amended and restated in its entirety to read as follows:

“(3) Indebtedness Incurred by the Company or any Restricted Subsidiary pursuant to the Bank Credit Agreement or other Credit Facilities; provided that the aggregate principal amount of all such Indebtedness outstanding under this clause (3) as of any date of Incurrence (after giving pro forma effect to the application of the proceeds of such Incurrence), including all Permitted Refinancing Indebtedness Incurred to repay, redeem, extend, refinance, renew, replace, defease or refund any Indebtedness Incurred pursuant to this clause (3), shall not exceed the greater of

(i) $1.8 billion, and

(ii) 3.50x Consolidated EBITDA of the Company and its Restricted Subsidiaries for the twelve month period ended at the end of the most recent fiscal quarter for which financial statements are available (including pro forma adjustments to Consolidated EBITDA set forth in the definition of “Consolidated Coverage Ratio”), to be reduced dollar-for-dollar by the aggregate amount of all Net Cash Proceeds of Asset Sales applied by an Obligor to repay Indebtedness under the Credit Facilities pursuant to Section 4.10 hereof; provided, however, that the aggregate amount of all Net Cash Proceeds of any Asset Sale completed to satisfy regulatory requirements in respect of the Planned Merger, the Alternative Merger or the Post-Effective Merger that are applied by an Obligor to repay Indebtedness under the Bank Credit Agreement or other Credit Facilities pursuant to Section 4.10 shall reduce dollar-for-dollar the amount set forth in the immediately preceding subclause (i) but not subclause (ii) of this clause (3) for purposes of determining the amount of Indebtedness permitted to be Incurred by the Company or any Restricted Subsidiary under this clause (3).”

Section 2.04 Amendments to Section 11.04 (Merger, Consolidation or Sale of Assets of Guarantors).

Section 11.04(1) paragraph (b) of the Indenture is hereby amended and restated in its entirety to read as follows:

“(b) the Person (if other than the Guarantor) formed by such consolidation or into which the Guarantor is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition of the properties and assets of the Guarantor and its Subsidiaries, taken as a whole, (i) shall be a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by supplemental indenture (in form satisfactory to the Trustee), executed and delivered to the Trustee, all the obligations of such Guarantor under its Guarantee, on the terms set forth in this Indenture;”.

ARTICLE III

MISCELLANEOUS

Section 3.01 Effectiveness of this Supplemental Indenture.

The Waivers and Amendments set forth in Articles I and II above shall become operative in respect of the Notes, and the terms of the Indenture and each Global Note shall be waived, amended, supplemented, modified or deleted as provided for in Articles I and II above (i) as of the date of this Supplemental Indenture with respect to each of the Waivers set forth in Article I above; and (ii) immediately prior to the effective time of the Planned Merger or the Alternative Merger with respect to each of the Amendments set forth in Article II above, except that the Amendments set forth in Section 2.02 above only will become operative immediately prior to the effective time of the Alternative Merger, but not if the Planned Merger is consummated. The Company shall give the Trustee prompt written notice of the occurrence of the effective time of the Planned Merger or the Alternative Merger, or the termination of the Merger Agreement prior to consummation of either the Planned Merger or the Alternative Merger. If the Trustee receives written notice from the Company of the consummation of the Planned Merger, then none of the Amendments set forth in Section 2.02 shall become operative and they shall have no force and effect

5

whatsoever without the need for further action hereunder.

Section 3.02 Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 3.03 Counterpart Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 3.04 Ratification.

The Indenture, as supplemented by this Supplemental Indenture, shall remain in full force and effect and is in all respects ratified and confirmed.

Section 3.05 Severability.

In case any provision in this Supplemental Indenture is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 3.06 Headings, etc.

The Headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 3.07 The Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

Section 3.08 Successor.

All agreements of the Company in this Supplemental Indenture will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.06 of the Indenture.

(Signatures on following page)

6

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

AMERISTAR CASINOS, INC.

By:
Name:
Title:

CACTUS PETE’S, INC.
AMERISTAR CASINO VICKSBURG, INC.
AMERISTAR CASINO COUNCIL BLUFFS, INC.
AMERISTAR CASINO LAS VEGAS, INC.
AMERISTAR CASINOS FINANCING CORP.
AMERISTAR CASINO ST. LOUIS, INC.
AMERISTAR CASINO KANSAS CITY, INC.
AMERISTAR CASINO ST. CHARLES, INC.
AMERISTAR CASINO BLACK HAWK, INC.
AMERISTAR EAST CHICAGO HOLDINGS, LLC
AMERISTAR CASINO EAST CHICAGO, LLC
AMERISTAR CASINO SPRINGFIELD, LLC

By:
Name:
Title:

AMERISTAR LAKE CHARLES HOLDINGS, LLC

By:
Name:
Title:	Manager

AMERISTAR CASINO LAKE CHARLES, LLC
By:	Ameristar Lake Charles Holdings, LLC, its sole member

By:
Name:
Title:	Manager

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Signature page to Fourth Supplemental Indenture]